                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549



                                   Form 8-K/A1



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                      February 16, 2001 (December 5, 2000)
                Date of Report (Date of Earliest Event Reported)



                             BLACK HILLS CORPORATION
             (Exact name of Registrant as specified in its charter)

      South Dakota                  333-52664                   46-0458824
(State of Incorporation)        (Commission File No.)         (IRS Employer
                                                          Identification Number)




                                625 Ninth Street
                                 P. O. Box 1400
                         Rapid City, South Dakota 57709
                    (Address of principal executive offices)



                                 (605) 721-1700
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address if changed since last report)

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Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.                                                      Page
                                                                                                    ----
            (a)      Financial statements of businesses acquired.

                     1.       Indeck Capital, Inc. and Subsidiaries                                   11

                              a. Historical Audited Financial Statements

                                      Reports of Independent Accountants                           12-22

                                      Consolidated Balance Sheet
                                        as of December 31, 1999                                       23

                                      Consolidated Statement of Operations
                                        for the year ended December 31, 1999                          24

                                      Consolidated Statement of Changes in
                                        Stockholders' Equity for the year
                                        ended December 31, 1999                                       25

                                      Consolidated Statement of Cash Flows
                                        for the year ended December 31, 1999                         26

                                      Notes to Consolidated Financial Statements                   27-35

                              b. Interim Financial Statements

                                      Consolidated Balance Sheet as of
                                        June 30, 2000 (unaudited)                                     36

                                      Consolidated Statements of Income
                                        for the six months ended June 30, 2000
                                        and 1999 (unaudited)                                          37

                                      Consolidated Statements of Cash Flows
                                        for the six months ended June 30, 2000
                                        and 1999 (unaudited)                                          38

                     2.       Indeck North American Power Fund, L.P.                                  39

                              a. Historical Audited Financial Statements

                                      Report of Independent Accountants                               40

                                      Consolidated Balance Sheet
                                        as of December 31, 1999                                       41

                                      Consolidated Statement of Income
                                        for the year ended December 31, 1999                          42

                                                                                                    Page
                                                                                                    ----
                                      Consolidated Statement of Partners' Equity
                                         for the year ended December 31, 1999                      43-44

                                      Consolidated Statement of Cash Flows
                                         for the year ended December 31, 1999                         45

                                      Notes to Consolidated Financial Statements                   46-49

                              b.  Interim Financial Statements

                                      Consolidated Balance Sheet as of
                                         June 30, 2000 (unaudited)                                    50

                                      Consolidated Statements of Income
                                         for the six months ended June 30, 2000
                                         and 1999 (unaudited)                                         51

                                      Consolidated Statements of Cash Flows
                                         for the six months ended June 30, 2000
                                         and 1999 (unaudited)                                         52

                     3.       Indeck North American Power Partners, L.P.                              53

                              a. Historical Audited Financial Statements

                                      Report of Independent Accountants                               54

                                      Balance Sheet as of December 31, 1999                           55

                                      Statement of Operations for the year
                                        ended December 31, 1999                                       56

                                      Statement of Partners' Equity for the
                                        year ended December 31, 1999                               57-58

                                      Statement of Cash Flows for the year
                                        ended December 31, 1999                                       59

                                      Notes to Financial Statements                                60-62

                              b.  Interim Financial Statements

                                      Balance Sheet as of June 30, 2000
                                        (unaudited)                                                   63

                                      Statements of Operations for the six
                                        months ended June 30, 2000
                                        and 1999 (unaudited)                                          64

                                                                                                    Page
                                      Statements of Cash Flows for the six                          ----
                                        months ended June 30, 2000
                                         and 1999 (unaudited)                                         65

                     4.       Northern Electric Power Co., L.P.                                       66

                              a. Historical Audited Financial Statements

                                      Report of Independent Accountants                               67

                                      Balance Sheet as of December 31, 1999                           68

                                      Statement of Earnings for the year ended
                                        December 31, 1999                                             69

                                      Statement of Partners' Equity for the year ended
                                        December 31, 1999                                             70

                                      Statement of Cash Flows for the year ended
                                        December 31, 1999                                             71

                                      Notes to Financial Statements                                72-74

                              b.  Interim Financial Statements

                                      Balance Sheet as of September 30, 2000
                                         (unaudited)                                                  75

                                      Statements of Income for the nine months ended
                                        September 30, 2000 and 1999 (unaudited)                       76

                                      Statements of Cash Flows for the nine months ended
                                        September 30, 2000 and 1999 (unaudited)                       77

                     5.       South Glens Falls Limited Partnership                                   78

                              a. Historical Audited Financial Statements

                                      Report of Independent Accountants                               79

                                      Balance Sheet as of December 31, 1999                           80

                                      Statement of Earnings for the year ended
                                        December 31, 1999                                             81

                                      Statement of Partners' Equity for the year ended
                                        December 31, 1999                                             82



                                                                                                    Page
                                                                                                    ----
                                      Statement of Cash Flows for the year ended
                                        December 31, 1999                                             83

                                      Notes to Financial Statements                                84-86

                              b.  Interim Financial Statements

                                      Balance Sheet as of September 30, 2000
                                         (unaudited)                                                  87

                                      Statements of Income for the nine months ended
                                        September 30, 2000 and 1999 (unaudited)                       88

                                      Statements of Cash Flows for the nine months
                                         ended September 30, 2000 and 1999 (unaudited)                89

            (b)      Pro forma financial information.                                                 90

                              Black Hills Corporation and Subsidiaries:

                                      Unaudited Pro Forma Consolidated Balance
                                         Sheet as of September 30, 2000                            91-92

                                      Notes to Unaudited Pro Forma Consolidated
                                         Balance Sheet                                                93

                                      Unaudited Pro Forma Consolidated Statement
                                         of Income for the year ended
                                          December 31, 1999                                        94-95

                                      Unaudited Pro Forma Consolidated Statement
                                         of Income for the nine months ended
                                          September 30, 2000                                       96-97

                                      Notes to Unaudited Pro Forma Consolidated
                                         Statements of Income                                         98

            (c)  Exhibits.

                 *4.1 Statement of Designations, Preferences and Relative Rights and Limitations of No Par Preferred Stock, Series 2000-A of Black Hills Corporation (Exhibit 4.1 to Form 8-K dated December 22, 2000).

                 *10.1 Agreement and Plan of Merger, dated as of January 1, 2000, among Black Hills Corporation, Black Hills Energy Capital, Inc., Indeck Capital, Inc., Gerald R. Forsythe, Michelle R. Fawcett, Marsha Fournier,

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
                                                                                                            Page
                                                                                                            ----
                                    Monica Breslow, Melissa S. Forsythe and John W. Salyer, Jr.
                                    (Exhibit 2 to Schedule 13D filed on behalf of the former
                                    shareholders of Indeck Capital, Inc. consisting of
                                    Gerald R. Forsythe,  Michelle R. Fawcett, Marsha Fournier,
                                    Monica Breslow, Melissa S. Forsythe and John W. Salyer, Jr.,
                                    dated July 7, 2000).

                           *10.2    Addendum to the Agreement and Plan of Merger, dated as of
                                    April 6, 2000, among Black Hills Corporation, Black Hills
                                    Energy Capital, Inc., Indeck Capital, Inc., Gerald R. Forsythe,
                                    Michelle R. Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr. (Exhibit 3 to
                                    Schedule 13D filed on behalf of the former  shareholders
                                    of Indeck Capital, Inc. consisting of Gerald R. Forsythe,
                                    Michelle R. Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr., dated
                                    July 7, 2000).

                           *10.3    Supplemental Agreement Regarding Contingent Merger
                                    Consideration, dated as of January 1, 2000, among Black
                                    Hills  Corporation, Black Hills Energy Capital, Inc., Indeck
                                    Capital, Inc., Gerald R. Forsythe, Michelle R. Fawcett,
                                    Marsha Fournier, Monica  Breslow,  Melissa S. Forsythe
                                    and John W. Salyer,  Jr. (Exhibit 4 to Schedule 13D filed
                                    on behalf of the former shareholders of Indeck Capital, Inc.
                                    consisting of Gerald R. Forsythe, Michelle R. Fawcett, Marsha
                                    Fournier, Monica Breslow, Melissa S. Forsythe and John W.
                                    Salyer,  Jr., dated July 7, 2000).

                           *10.4    Supplemental Agreement Regarding Restructuring of Certain
                                    Qualifying Facilities (Exhibit 5 to Schedule 13D filed on
                                    behalf of the former  shareholders of Indeck Capital, Inc.
                                    consisting of Gerald R. Forsythe, Michelle R. Fawcett,
                                    Marsha Fournier,  Monica Breslow, Melissa S. Forsythe and
                                    John W. Salyer, Jr., dated July 7, 2000).

                           *10.5    Addendum to the Agreement and Plan of Merger, dated as of
                                    June 30, 2000, among Black Hills Corporation, Black Hills
                                    Energy Capital, Inc., Indeck Capital, Inc., Gerald R. Forsythe,
                                    Michelle R. Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr. (Exhibit 6 to
                                    Schedule 13D filed on behalf of the former  shareholders
                                    of Indeck Capital, Inc. consisting of Gerald R. Forsythe,
                                    Michelle R. Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr., dated
                                    July 7, 2000).

                           *10.6    Registration Rights Agreement among Black Hills  Corporation,
                                    Gerald R. Forsythe, Michelle R. Fawcett, Marsha Fournier,


                                       6


                                                                                                          PAGE
                                                                                                          ----
                                    Monica Breslow, Melissa S. Forsythe and John W. Salyer, Jr.
                                    (Exhibit 7 to Schedule 13D filed on behalf of the former
                                    shareholders of Indeck Capital,  Inc. consisting of Gerald  R.
                                    Forsythe, Michelle R. Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr., dated
                                    July 7, 2000).

                           *10.7    Shareholders Agreement among Black Hills Corporation,
                                    Gerald  R. Forsythe, Michelle R.Fawcett, Marsha Fournier,
                                    Monica  Breslow, Melissa S. Forsythe and John W. Salyer, Jr.
                                    (Exhibit 8 to Schedule 13D filed on behalf of the former
                                    shareholders  of Indeck  Capital,  Inc. consisting of Gerald R.
                                    Forsythe, Michelle  R. Fawcett, Marsha Fournier, Monica
                                    Breslow, Melissa S. Forsythe and John W. Salyer, Jr.,
                                    dated July 7, 2000).

                         **23.1     Consent of PricewaterhouseCoopers LLP                                   99

                         **23.2     Consent of Arthur Andersen LLP                                         100


      *  Exhibit incorporated by reference
     **  Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            BLACK HILLS CORPORATION




                                            By:   /s/ Mark T. Thies
                                               --------------------
                                               Mark T. Thies
                                               Sr. Vice President and CFO

Date:   February 16, 2001

                                    EXHIBIT INDEX

                           *4.1     Statement of Designations, Preferences and
                                    Relative Rights and Limitations of No Par
                                    Preferred Stock, Series 2000-A of Black
                                    Hills Corporation (Exhibit 4.1 to Form 8-K dated December 22, 2000).

                           *10.1 Agreement and Plan of Merger, dated as of January 1, 2000, among Black Hills
                                    Corporation, Black Hills Energy Capital,
                                    Inc., Indeck Capital, Inc., Gerald R.
                                    Forsythe, Michelle R. Fawcett, Marsha
                                    Fournier, Monica Breslow, Melissa S.
                                    Forsythe and John W. Salyer, Jr. (Exhibit 2 to Schedule 13D filed on behalf of the former shareholders of Indeck Capital, Inc.
                                    consisting of Gerald R. Forsythe, Michelle R.
                                    Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr., dated July 7, 2000).

                           *10.2 Addendum to the Agreement and Plan of Merger, dated as of April 6, 2000, among Black Hills
                                    Corporation, Black Hills Energy Capital,
                                    Inc., Indeck Capital, Inc., Gerald R.
                                    Forsythe, Michelle R. Fawcett, Marsha
                                    Fournier, Monica Breslow, Melissa S.
                                    and John W. Salyer, Jr. (Exhibit 3 to
                                    Schedule 13D filed on behalf of the former shareholders of Indeck Capital, Inc.
                                    consisting of Gerald R. Forsythe, Michelle R.
                                    Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr., dated July 7, 2000).

                           *10.3    Supplemental Agreement Regarding Contingent
                                    Merger Consideration, dated as of January 1,
                                    2000, among Black Hills Corporation, Black
                                    Hills Energy Capital, Inc., Indeck Capital,
                                    Inc., Gerald R. Forsythe, Michelle R.
                                    Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr.
                                    (Exhibit 4 to Schedule 13D filed on behalf of the former shareholders of Indeck
                                    Capital, Inc. consisting of Gerald R.
                                    Michelle R. Fawcett, Marsha Fournier, Monica
                                    Breslow, Melissa S. Forsythe and John W.
                                    Salyer, Jr., dated July 7, 2000).

                           *10.4    Supplemental Agreement Regarding
                                    Restructuring of Certain Qualifying
                                    Facilities (Exhibit 5 to Schedule 13D filed on behalf of the former shareholders of Indeck Capital, Inc. consisting of Gerald R.
                                    Forsythe, Michelle R. Fawcett, Marsha
                                    Fournier, Monica Breslow, Melissa S. Forsythe and John W. Salyer, Jr., dated July 7,
                                    2000).


                                       9



                            *10.5   Addendum to the Agreement and Plan of
                                    Merger, dated as of June 30, 2000, among Black Hills Corporation, Black Hills Energy
                                    Capital, Inc., Indeck Capital, Inc., Gerald
                                    R. Forsythe, Michelle R. Fawcett, Marsha
                                    Fournier, Monica Breslow, Melissa S.
                                    Forsythe and John W. Salyer, Jr. (Exhibit 6
                                     to Schedule 13D filed on behalf of the
                                    former shareholders of Indeck Capital, Inc.
                                    consisting of Gerald R. Forsythe, Michelle
                                    Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr., dated July 7, 2000).

                           *10.6   Registration Rights Agreement among Black
                                    Hills Corporation, Gerald R. Forsythe,
                                    Michelle R. Fawcett, Marsha Fournier, Monica
                                    Breslow, Melissa S. Forsythe and John W.
                                    Salyer, Jr. (Exhibit 7 to Schedule 13D filed
                                    on behalf of the former shareholders of
                                    Indeck Capital, Inc. consisting of Gerald R.
                                    Forsythe, Michelle R. Fawcett, Marsha
                                    Fournier, Monica Breslow, Melissa S.
                                    Forsytheand John W. Salyer, Jr., dated July
                                    7, 2000).

                           *10.7    Shareholders Agreement among Black Hills
                                    Corporation, Gerald R. Forsythe, Michelle
                                    R.Fawcett, Marsha Fournier, Monica Breslow,
                                    Melissa S. Forsythe and John W. Salyer, Jr.
                                    (Exhibit 8 to Schedule 13D filed on behalf of
                                    the former shareholders of Indeck Capital,
                                    nc. consisting of Gerald R. Forsythe,
                                    Michelle R. Fawcett, Marsha Fournier, Monica
                                    Breslow, Melissa S. Forsythe and John W. Salyer,
                                    Jr., dated July 7, 2000).

                          *23.1     Consent of PricewaterhouseCoopers LLP

                         **23.2     Consent of Arthur Andersen LLP


      *  Exhibit incorporated by reference
     **  Filed herewith

INDECK CAPITAL, INC.
AND SUBSIDIARIES
REPORT ON AUDIT OF CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
  Indeck Capital, Inc. and Subsidiaries

In our opinion, based upon our audit and the report of other auditors, the accompanying consolidated balance sheet and the related consolidated statements of operations, changes in stockholders' equity and cash flows present fairly, in all material respects, the financial position of Indeck Capital, Inc. and Subsidiaries (the "Company") at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audit. We did not audit the financial statements of EIF Investors, Inc., a wholly-owned subsidiary, which statements reflect total assets of approximately $5,884,000 at December 31, 1999, and total revenues of approximately $2,900,000 for the year ended December 31, 1999. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for EIF Investors, Inc., is based solely on the report of other auditors. We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

June 9, 2000, except for information in Note 11, for which the date is August 30, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Members of EIF Management Holdings, LLC:

We have audited the accompanying consolidated balance sheet of EIF Management Holdings, LLC (a Delaware limited liability company) and its subsidiaries as of December 31, 1999 and the related consolidated statements of operations and members' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of EIF Management Holdings, LLC and its subsidiaries as of December 31, 1999 and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

February 11, 2000 (except for Note 5, as to which the date is February 28, 2000)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  EIF Group Management Company:

We have audited the accompanying balance sheets of EIF Group Management Company (a Massachusetts general partnership) as of December 31, 1999 and 1998 and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EIF Group Management Company as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

February 11, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Project Finance Partners, L.P.:

We have audited the accompanying balance sheets of Project Finance Partners, L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998 and the related statements of operations, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Project Finance Partners, L.P. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

April 21, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Project Finance Fund III, L.P.:

We have audited the accompanying balance sheets of Project Finance Fund III, L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998 and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Project Finance Fund III, L.P. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

April 21, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Energy Investors Management Company:

We have audited the accompanying balance sheets of Energy Investors Management Company (a Massachusetts general partnership) as of December 31, 1999 and 1998 and the related statements of operations, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Investors Management Company as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

February 11, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Energy Investors Partners II, L.P.:

We have audited the accompanying balance sheets of Energy Investors Partners II, L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998 and the related statements of operations, comprehensive income, partners' capital (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Investors Partners II, L.P. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

April 21, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Energy Investors Fund II, L.P.:

We have audited the accompanying balance sheets of Energy Investors Fund II, L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998 and the related statements of operations, comprehensive income, partners' capital and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Investors Fund II, L.P. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

April 21, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Stockholders of
  Energy Investors Management, Inc.:

We have audited the accompanying balance sheets of Energy Investors Management, Inc. (a Delaware corporation) as of December 31, 1999 and 1998 and the related statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Investors Management, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

February 11, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Energy Investors Partners, L.P.:

We have audited the accompanying balance sheets of Energy Investors Partners, L.P. (a Delaware limited partnership) as of December 31, 1999 and 1998 and the related statements of operations, comprehensive income, partners' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Investors Partners, L.P. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.


Arthur Andersen LLP
Boston, Massachusetts

April 21, 2000

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Partners of
  Energy Investors Fund, L.P.:

We have audited the accompanying consolidated balance sheets of Energy Investors Fund, L.P. (a Delaware limited partnership) and its subsidiary as of December 31, 1999 and 1998 and the related consolidated statements of operations, comprehensive income, partners' capital and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Energy Investors Fund, L.P. and its subsidiary as of December 31, 1999 and 1998 and the consolidated results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP
Boston, Massachusetts

April 21, 2000


INDECK CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------
                                          ASSETS
Current assets:
   Cash and cash equivalents                                                                 $       1,552,886
   Accounts receivable                                                                               1,222,144
   Accounts receivable, related parties                                                                188,928
   Notes receivable, related parties                                                                 1,407,815
   Inventory                                                                                           233,379
   Prepaid expenses and other                                                                          290,350
                                                                                             -----------------
        Total current assets                                                                         4,895,502

Property and equipment, net                                                                          6,614,617
Construction in progress                                                                            52,690,392
Equity investments                                                                                  38,821,406
Goodwill                                                                                               423,678
Other                                                                                                   29,016
                                                                                             -----------------
        Total assets                                                                         $     103,474,611
                                                                                             =================

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                                          $       1,536,370
   Accounts payable, related parties                                                                    10,250
   Deferred management fee income                                                                      717,750
   Interest payable (including interest payable to related parties of $813,423)                        994,911
   Income taxes payable                                                                                134,580
   Notes payable                                                                                        22,439
   Other                                                                                                51,943
                                                                                             -----------------
        Total current liabilities                                                                    3,468,243

Contracts payable                                                                                    4,770,966
Power sales receipts in excess of avoided costs                                                      6,133,856
Notes payable                                                                                       88,001,408
Deferred income tax liability                                                                          110,800
Minority interest in subsidiaries                                                                      134,531
                                                                                             -----------------
        Total liabilities                                                                          102,619,804

Stockholders' equity:
   Common stock, no par value, 200,000 shares authorized, 200,000 issued                                40,080
   Retained earnings                                                                                   814,727
                                                                                             -----------------
        Total stockholders' equity                                                                     854,807
                                                                                             -----------------
        Total liabilities and stockholders' equity                                           $     103,474,611
                                                                                             =================

             The accompanying notes are an integral part of these consolidated financial statements.


INDECK CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------
Revenues and income from equity investments:
   Management fees                                                                           $       2,434,112
   Project fees                                                                                      1,761,459
   Consulting fees                                                                                     529,879
   Income from equity investments                                                                    3,600,448
   Reimbursable costs and other                                                                      2,134,413
                                                                                             -----------------
                                                                                                    10,460,311

Administrative and general expenses                                                                 10,140,500
                                                                                             -----------------
             Income from operations                                                                    319,811

Other income (expense):
   Interest expense, related parties of $2,107,153                                                  (4,522,988)
   Interest income, related parties                                                                    746,821
   Financing fees                                                                                      (60,000)
   Other income, net                                                                                   631,438
                                                                                             -----------------
Loss before income taxes                                                                            (2,884,918)

Income tax benefit                                                                                    (867,556)
                                                                                             -----------------
             Net loss                                                                         $     (2,017,362)
                                                                                             =================


             The accompanying notes are an integral part of these consolidated financial statements.


INDECK CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------
                                                             COMMON STOCK                RETAINED
                                                        SHARES          AMOUNT           EARNINGS          TOTAL
                                                   ---------------  -------------     ---------------   -----------
Balances, December 31, 1998                               160,000   $         80      $    1,817,953    $ 1,818,033

Net loss                                                        -              -          (2,017,362)    (2,017,362)

Issuance of common stock in conjunction
 with the acquisition of North American
 Funding, L.L.C. (Note 3)                                  40,000         40,000           1,014,136      1,054,136
                                                   ---------------  -------------     ---------------   -----------

Balances, December 31, 1999                               200,000   $     40,080      $      814,727    $   854,807
                                                   ===============  =============     ===============   ===========


             The accompanying notes are an integral part of these consolidated financial statements.


INDECK CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net loss                                                                                  $      (2,017,362)
   Adjustments to reconcile net loss to net cash
        used in operating activities:
      Depreciation and amortization                                                                    415,455
      Loss on sale of property and equipment                                                             6,313
      Write-off of note receivable                                                                     227,505
      Deferred income taxes                                                                         (1,086,600)
      Income from equity investments                                                                (3,600,448)
      Distributions from equity investments                                                          3,600,448
      Changes in assets and liabilities, net of effects of business acquisitions:
         Accounts receivable                                                                          (250,026)
         Income taxes                                                                                  217,302
         Accounts payable and accrued liabilities                                                      729,812
         Power sales receipts in excess of avoided costs                                               642,679
         Other                                                                                         164,935
                                                                                             -----------------
             Net cash used in operating activities                                                    (949,987)
                                                                                             -----------------

Cash flows from investing activities:
   Business acquisitions, net of cash acquired                                                         245,894
   Capital expenditures                                                                            (52,771,891)
   Investments                                                                                        (672,593)
   Notes receivable                                                                                   (140,279)
   Payments on notes receivable                                                                        945,018
   Distributions from equity investments in excess of earnings                                       2,847,711
   Other                                                                                               116,722
                                                                                             -----------------
             Net cash used in investing activities                                                 (49,429,418)
                                                                                             -----------------

Cash flows from financing activities:
   Payments under revolving credit agreement, net                                                   (1,800,000)
   Proceeds from notes payable                                                                      52,319,000
   Payments on long-term debt                                                                          (28,616)
                                                                                             -----------------
             Net cash provided by financing activities                                              50,490,384
                                                                                             -----------------

Net change in cash and cash equivalents                                                                110,979

Cash and cash equivalents at beginning of year                                                       1,441,907
                                                                                             -----------------

Cash and cash equivalents at end of year                                                     $       1,552,886
                                                                                             =================

Cash paid during the year for interest                                                       $       4,943,000
                                                                                             =================

Cash paid during the year for income taxes                                                   $         142,000
                                                                                             =================


             The accompanying notes are an integral part of these consolidated financial statements.

INDECK CAPITAL, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       ORGANIZATION OF INDECK CAPITAL, INC.:

         Indeck Capital, Inc. (the "Company") was incorporated in 1994 to participate in the rapidly changing power generation industry. The Company is engaged in the acquisition, development, ownership and operation of power generation facilities through direct investment and investment in various projects and funds. The Company has primarily focused on the North American market.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of Indeck Capital, Inc. and its majority-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation. Investments in partially-owned affiliates are accounted for by the equity method when the Company's interest exceeds 20%.

         ESTIMATES: Preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         CASH EQUIVALENTS: The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

         PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Depreciation is provided using the straight line method over the lives of the related assets, ranging from 3-30 years.

         INVESTMENTS: As they represent interests in limited partnerships, the Company's investments are recorded under the equity method. The Company's investments are increased by its share of earnings and reduced by distributions received from or losses incurred by the investment.

         GOODWILL: Goodwill is amortized on the straight-line method over 37 years. The Company continually assesses the carrying value of goodwill for potential impairment using an undiscounted cash flow approach.

         POWER SALES RECEIPTS IN EXCESS OF AVOIDED COSTS: The Company's wholly-owned subsidiary, Adirondack Hydro Development Corporation ("AHDC"), entered into a 40-year power purchase agreement ("PPA") with Niagara Mohawk Power Company ("NMPC") between 1985 and 1992, committing the parties to sell and buy, respectively, the output of the Otter Creek facility. The Warrensburg Hydro Power facility, which is owned through subsidiaries of AHDC, also has a 40-year PPA with NMPC. The contracts establish a base rate per kilowatt hour of energy and an annual fixed escalator for the first 15-year period. The cumulative difference between the base payment and "avoided cost" (the greater of $0.06 per kwh or NMPC's actual cost of production avoided by reason of its agreement with AHDC for the Otter Creek facility, and NMPC's actual cost of production avoided by reason of its agreement for the Warrensburg Hydro Power facility), including interest at 125 percent of the 360-day Treasury bill rate, is tracked by NMPC and will be used to adjust the contractual rate over the second 15 years of the respective agreements. In addition, if the projected cumulative difference exceeds the cost of the facilities at any time during years 6 through 15, the fixed escalation is suspended and the respective rates may be reduced. Revenue is recognized when the power is transmitted in accordance with the terms of the PPA and is included in project fees in the consolidated statement of operations.

         At December 31, 1999, the cumulative excess of the base payment over the avoided cost (power sales receipts in excess of avoided costs), plus interest, was $6,133,856.

         INCOME TAXES: Deferred income taxes are provided on a liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

3.       ACQUISITIONS:

         INDECK COLORADO, L.L.C.: On November 23, 1999, the Company entered into an agreement with the Public Service Company of Colorado ("PSCC") to purchase PSCC's ownership interests in two power plants, the Arapahoe plant and the Valmont plant, and to operate these plants for PSCC. To execute this transaction, the Company formed Indeck Colorado, L.L.C. ("Indeck Colorado") with Black Hills Corporation ("Black Hills"). The Company and Black Hills are each 50% members in Indeck Colorado, although the Company is the managing member of the venture and has the exclusive authority to manage the operations and affairs of Indeck Colorado. Indeck Colorado obtained an $82,000,000 financing arrangement from Black Hills and borrowed $52,319,000 under this arrangement on December 22, 1999 to purchase the plant ownership interests from PSCC (Note 7). The acquisition was accounted for using the purchase method of accounting, with the entire purchase price allocated to the plant assets purchased, which consisted of construction in progress at December 31, 1999.

         NORTH AMERICAN FUNDING, L.L.C.: On December 10, 1999, the Company issued 40,000 shares of common stock to the members of North American Funding, L.L.C. ("NAF"), a related entity, in exchange for each member's ownership interest in NAF. The assets and liabilities of NAF were transferred to the Company at historical cost as NAF and the Company are under common ownership control. NAF's total assets and liabilities were approximately $7,100,000 and $6,200,000, respectively, at December 10, 1999, including $246,000 of cash acquired.

         The following unaudited information presents, on a pro forma basis, the results of operations as if the acquisitions had occurred at the beginning of 1999:

         Revenues and income from equity investments              $11,600,000
         Net loss                                                  (1,500,000)

4.       NOTES RECEIVABLE:

         The Company has demand notes receivable with certain members of executive management and affiliated entities for approximately $1,408,000 at December 31, 1999. Notes receivable of approximately $1,408,000 at December 31, 1999, bear interest at prime rate plus 1% (9.50% at December 31, 1999). A $200,000 note receivable (including accrued interest of approximately $28,000) was written off during 1999.

         A $5,908,000 note receivable from a related party outstanding at December 31, 1998 was eliminated as part of the acquisition of NAF by the Company (Note 3).

5.       INVESTMENTS:

         INDECK NORTH AMERICAN POWER FUND, L.P.: The Company has a 17.1% limited partnership interest in Indeck North American Power Fund, L.P. at December 31, 1999. The investment balance as of December 31, 1999 was approximately $8,028,000.

         INDECK NORTH AMERICAN POWER PARTNERS, L.P.: The Company has a 13.3% limited partnership interest in Indeck North American Power Partners, L.P. The investment balance as of December 31, 1999 was approximately $62,000.

         EIF FUNDS: The Company's wholly-owned subsidiary, EIF Investors, Inc., has general and limited partnership interests in various entities as follows:


                                                              OWNERSHIP           BALANCE OF INVESTMENT
                          INVESTMENT                              %                      12/31/99
                          ----------                             ---                     --------
        Energy Investors Fund, L.P.                               5                  $   1,861,062
        Energy Investors Partners, L.P.                          50                     (1,530,467)
        Energy Investors Mgmt. Inc.                              50                        121,427
        Energy Investors Fund II, L.P.                            6                      1,694,850
        Energy Investors Partners II, L.P.                       38                        (98,608)
        Energy Investors Mgmt. Company                           50                        242,716
        Project Finance Fund III, L.P.                            5                      2,930,714
        Project Finance Partners                                 50                        105,552
        EIF Group Management Company                             50                        303,693
        EIF Management Holdings, LLC                             50                        253,255
        Goodwill                                                  -                      1,732,384
                                                                                     -------------
                     Total                                                           $   7,616,578
                                                                                     =============


         During 1999, EIF Investors, Inc. purchased a 50% interest in EIF Management Holdings, LLC, a limited liability company that was organized on March 17, 1998 and commenced operations on January 1, 1999.

         NORTHERN ELECTRIC POWER CO., L.P.: The Company's wholly-owned subsidiary, AHDC, has general and limited partnership interests of 1.0% and 19.8%, respectively, in Northern Electric Power Co., L.P. The investment balance as of December 31, 1999 was approximately $11,626,000.

         SOUTH GLENS FALLS LIMITED PARTNERSHIP: The Company's wholly-owned subsidiary, AHDC, has general and limited partnership interests of 1.0% and 19.8%, respectively, in South Glens Falls Limited Partnership. The investment balance as of December 31, 1999 was approximately $3,661,000.

         INDECK IDAHO PARTNERSHIPS: The Company's wholly-owned subsidiary, Indeck Idaho, has general and limited partnership interests in two entities as follows:


                                                                OWNERSHIP         BALANCE OF INVESTMENT
                             INVESTMENT                             %                    12/31/99
                             ----------                            ---                   --------
         Rupert Cogeneration Partners, Ltd.                         50                $   1,807,849
         Glenns Ferry Cogeneration Partners, Ltd.                   50                    1,512,934
         Operating and Maintenance Agreements                        -                    1,791,013
         Goodwill                                                    -                    1,694,414
                                                                                     --------------

                      Total                                                           $   6,806,210
                                                                                      =============


         CARIBBEAN BASIN POWER FUND, LTD.: During 1999, the Company purchased a 3.3% interest in Caribbean Basin Power Fund, Ltd. The investment balance at December 31, 1999 was approximately $555,000.

         INDECK HARBOR, L.L.C.: As part of the acquisition of NAF (Note 3), the Company acquired a 1% limited partnership interest in Indeck Harbor, L.L.C. The investment balance at December 31, 1999 was approximately $406,000.

         INDECK PEPPERELL POWER ASSOCIATES, INC.: As part of the acquisition of NAF (Note 3), the Company acquired a 1% ownership interest in Indeck Pepperell Power Associates, Inc. The investment balance at December 31, 1999 was approximately $56,000.


         Summarized financial information of the Company's significant investments is as follows:


                                                 INDECK            ENERGY          ENERGY         ENERGY           PROJECT
                                             NORTH AMERICAN       INVESTORS       INVESTORS      INVESTORS         FINANCE
                                            POWER FUND, L.P.    PARTNERS, L.P.    FUND, L.P.    FUND II, L.P.   FUND III, L.P.
                                            ----------------    --------------    ----------    -------------   --------------
                  1999
Assets                                      $    48,577,035     $     37,075      $60,408,170    $58,225,746     $59,588,473
Liabilities                                       1,536,388        3,074,150       19,007,824        253,116         316,242
Minority interest                                   461,982                -                -              -               -
Equity                                           46,578,665       (3,037,075)      41,400,346     57,972,630      59,272,231
Total revenues                                   16,742,881        3,634,537       27,282,383      9,730,477       5,701,157
Net income (loss)                                 2,155,503        2,205,035       22,508,907      6,328,379        (428,339)
Equity investment                                 8,028,235       (1,530,467)       1,861,062      1,694,850       2,930,714
Company's share of net income (loss)                219,778        1,096,898          925,470        472,152          70,368
Company's percentage ownership                          17%              50%               5%             6%              5%


       CONTINUED ON NEXT PAGE


       CONTINUED
                                                                           SOUTH
                                                      NORTHERN          GLENS FALLS           RUPERT           GLENNS FERRY
                                                      ELECTRIC            LIMITED          COGENERATION        COGENERATION
                                                  POWER CO., L.P.       PARTNERSHIP       PARTNERS, LTD.      PARTNERS, LTD.
                                                  ---------------       -----------       --------------      --------------
                     1999
Assets                                            $    94,565,394     $  35,993,255      $   13,868,875     $     13,954,925
Liabilities                                            78,796,269        28,577,111          10,216,655           10,898,491
Minority interest                                               -                 -                   -                    -
Equity                                                 15,769,125         7,416,144           3,652,220            3,056,434
Total revenues                                         14,630,540         5,401,474           5,561,875            5,479,366
Net income (loss)                                       1,708,777           879,698             615,626              524,946
Equity investment                                      11,626,387         3,660,725           1,807,849            1,512,934
Company's share of net income (loss)                      355,426           182,977             304,735              259,848
Company's percentage ownership                                 21%               21%                 50%                  50%




6.       PROPERTY AND EQUIPMENT:

         Property and equipment at December 31, 1999 consists of:
        Land                                                                            $          308,015
        Power generation facilities                                                              7,080,959
        Leasehold improvements                                                                     322,333
        Furniture and fixtures                                                                     264,202
        Equipment                                                                                1,293,377
        Vehicles                                                                                    46,902
                                                                                        ------------------
                                                                                                 9,315,788
        Accumulated depreciation                                                                 2,701,171
                                                                                        ------------------
                                                                                        $        6,614,617
                                                                                        ==================



7.      NOTES PAYABLE:

        Notes payable at December 31, 1999 consists of:


        Note payable to Black Hills Corporation, due June 30, 2000 with interest at LIBOR plus 2% (8.00% at December 31, 1999), collateralized by property and equipment of Indeck Colorado L.L.C. (Note 3). This note was refinanced subsequent to
        December 31, 1999 (Note 11).                                                               $   52,319,000

        Note payable with a bank under a $25 million revolving credit agreement dated June 30, 1998 with interest at the corporate base rate (9.00% at
        December 31, 1999), collateralized by pledge agreements and guarantees by current stockholders of the Company; includes covenants that require, among other things, the Company to maintain positive levels of tangible net worth. The bank has extended the due date for repayment of the note to June 30, 2000. The Company's contract payable is guaranteed by the available credit under the revolving credit agreement, therefore the amount available under revolving credit agreement at December 31, 1999 is further reduced by the contract payable amount of $4,770,966 at
        December 31, 1999. This note was refinanced subsequent to
        December 31, 1999 (Note 11).                                                                   18,433,693

        Note payable to Indeck Energy Services, Inc. (a related entity), due on demand with interest at 11.22%, guaranteed by current
        stockholder of the Company.  Indeck Energy Services, Inc. did not
        intend to demand payment before December 31, 1999.  This note
        was refinanced subsequent to December 31, 1999 (Note 11).                                      17,002,902

        Note payable to a bank, due August 8, 2001 with interest at the prime rate plus .50% (9.00% at December 31, 1999), collateralized
        by property and equipment.  This note was paid in full in June 2000.                              268,252
                                                                                                    -------------
                                                                                                       88,023,847

        Less current portion                                                                               22,439
                                                                                                    -------------

        Notes payable, non-current                                                                  $  88,001,408
                                                                                                    =============


8.       RELATED PARTY TRANSACTIONS:

         Management fees, project fees, consulting fees and reimbursable costs are earned by the Company as services are performed under management agreements for related entities that are not consolidated in the Company's consolidated financial statements.


9.       INCOME TAXES:

         The provision for income taxes is comprised of the following:


        Current provision:
             Federal                                                                                  $          -
             State                                                                                         219,044
                                                                                                      -------------
                                                                                                           219,044


        Deferred benefit:                                                                                 (855,100)
             Federal                                                                                      (231,500)
             State                                                                                    -------------
                                                                                                        (1,086,600)
                                                                                                      -------------
                                                                                                      $   (867,556)
                                                                                                      =============


         The components of the deferred income tax assets and liabilities as of December 31, 1999 were as follows:


        Deferred income tax assets:
             Management fees/other                                                                   $     286,700
             Investments                                                                                   515,600
             Net operating loss carryforwards - federal                                                  2,124,000
             Net operating loss carryforwards - state                                                      633,000
             Power sales receipts in excess of avoided costs                                               200,600
             Alternative minimum tax credits                                                               359,100
             Note receivable                                                                                90,900

        Deferred income tax liabilities:
             Investments                                                                                (4,311,900)
             Property and equipment                                                                         (8,800)
                                                                                                     --------------
        Deferred income taxes, net                                                                   $    (110,800)
                                                                                                     ==============




         The following is a reconciliation of the statutory income tax rate to the effective tax rates reflected in the statement of income:


        Statutory federal income tax rate                                                             34.0%

        Increase (reduction) in tax rate resulting from:
             Non-deductible goodwill amortization                                                     (3.2)
             State taxes                                                                               0.3
             Other                                                                                    (1.0)
                                                                                                -----------
                                                                                                      30.1%
                                                                                                ===========



         At December 31, 1999, federal net operating loss carryforwards of approximately $6,247,000 expiring in 2013-2020, were available for the reduction of future taxable income. If certain substantial changes in the Company's ownership should occur, there may be an annual limitation on the amount of carryforwards which can be utilized.


10.      COMMITMENTS:

         The Company may be required to make additional portfolio investments, pursuant to capital call provisions of certain investment agreements, of up to $7,900,000 at December 31, 1999. These commitments expire at various times through 2001.


11.      SUBSEQUENT EVENTS:

         In January 2000, the Company and its stockholders entered into a definitive agreement to sell all of the outstanding stock of the Company to Black Hills Corporation ("Black Hills). The sale of the Company was completed July 7, 2000.

         In conjunction with the sale of the Company to Black Hills, a new debt arrangement (the "Arrangement") with various financial institutions was negotiated by the Company on June 30, 2000. Under the terms of the Arrangement, the Company may borrow up to $115,000,000 under a credit revolver. The Arrangement expires July 6, 2003 with interest at various rates based on the conditions of the Arrangement and includes covenants, the most restrictive of which require the Company to maintain certain debt ratios and levels of net worth. Proceeds from this Arrangement were used to pay the $18,433,693 note payable to a bank and the $17,002,902 note payable to Indeck Energy (Note 7).

         An additional debt arrangement (the "Credit Facility") with a bank was negotiated by the Company on August 30, 2000. Under the terms of the Credit Facility, the Company may borrow up to $60,000,000 under a term loan arrangement. The Credit Facility expires May 31, 2007, but may be extended to May 31, 2010 provided certain conditions are met. The Credit Facility bears interest at various rates based on the conditions of the Credit Facility and includes covenants, the most restrictive of which require the Company to maintain certain debt ratios and levels of net worth. Proceeds from this Credit Facility were used to pay the $52,319,000 note payable to Black Hills Corporation (Note 7).


INDECK CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
JUNE 30, 2000 (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------

                                          ASSETS
Current assets:
   Cash and cash equivalents                                                                 $       3,339,140
   Accounts receivable                                                                               3,094,299
   Inventory                                                                                           680,985
   Prepaid expenses and other                                                                          337,256
                                                                                             -----------------
        Total current assets                                                                         7,451,680

Property and equipment, net of accumulated
   depreciation of $1,439,346                                                                       85,781,912
Equity in investments                                                                               40,578,710
Goodwill                                                                                               417,551
Deferred tax assets                                                                                    286,700
Other                                                                                                   88,105
                                                                                             -----------------

        Total assets                                                                         $     134,604,658
                                                                                             =================

                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Notes payable                                                                             $     113,030,183
   Accounts payable                                                                                  1,079,570
   Deferred management fee income                                                                      332,006
   Accrued liabilities                                                                               4,917,723
                                                                                             -----------------
        Total current liabilities                                                                  119,359,482

Long term liabilities:
   Contracts payable                                                                                 4,770,966
   Power sales receipts in excess of avoided costs                                                   6,524,224
   Capital lease obligation                                                                             12,389
   Deferred income tax liability                                                                     1,229,287
   Minority interest                                                                                   602,921
                                                                                             -----------------
        Total long term liabilities                                                                 13,139,787

        Total liabilities                                                                          132,499,269

Stockholders' equity:
   Common stock                                                                                         40,080
   Retained earnings                                                                                 2,065,309
                                                                                             -----------------
        Total stockholders' equity                                                                   2,105,389
                                                                                             -----------------

        Total liabilities and equity                                                         $     134,604,658
                                                                                             =================



INDECK CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------

                                                                                     2000                  1999
                                                                                     ----                  ----
Revenues:
   Operating revenue                                                         $       4,314,065     $         371,459
   Management fees                                                                   1,027,450             1,216,759
   Project fees                                                                        670,807               613,356
   Consulting fees revenue                                                              71,840               236,266
   Income from equity investments                                                    4,543,163             2,526,534
   Reimbursable costs and other                                                      1,266,835               991,807
                                                                            ------------------     -----------------
        Total revenues                                                              11,894,160             5,956,181

Administrative and general expenses                                                  6,845,328             3,353,111
                                                                            ------------------     -----------------

Income from operations                                                               5,048,832             2,603,070

Other income:
   Interest expense                                                                 (2,923,917)           (2,237,422)
   Interest income                                                                      72,446               433,749
   Financing fees                                                                      (95,000)              (50,000)
   Other income                                                                         28,750                 5,153
                                                                             -----------------     -----------------

Income before income taxes                                                           2,131,111               754,550

Income tax provision                                                                  (880,540)             (304,333)
                                                                             -----------------     -----------------

             Net income                                                      $       1,250,571     $         450,217
                                                                             =================     =================



INDECK CAPITAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)
-------------------------------------------------------------------------------------------------------------------

                                                                                   2000                  1999
                                                                                   ----                  ----
Cash flows from operating activities:
   Net income                                                                $     1,250,571       $       450,217
   Adjustments to reconcile net income to net cash
        used in operating activities:
      Equity income from investments                                              (4,543,163)           (2,526,534)
      Cash distributions from investments                                          2,785,859             2,124,731
      Depreciation and amortization                                                  535,166               204,510
      Deferred income taxes                                                        1,119,702               (70,118)
   Increase in accounts receivable and other current assets                         (769,923)             (258,098)
   Increase in accounts payable and other current liabilities                      2,882,295              (115,290)
   Other                                                                             531,480               366,872
                                                                             ---------------       ---------------
                                                                                   3,791,987               176,290
                                                                             ---------------       ---------------

Cash flows from investing activities:
   Property and investment additions                                             (27,012,069)              (21,078)
                                                                             ---------------       ---------------

Cash flows from financing activities:
   Increase in short-term borrowings                                              25,006,336               485,837
                                                                             ---------------       ---------------

Increase in cash and cash equivalents                                              1,786,254               641,049

Cash and cash equivalents:
   Beginning of six month period                                                   1,552,886             1,441,907
                                                                             ---------------       ---------------
   End of six month period                                                   $     3,339,140       $     2,082,956
                                                                             ===============       ===============


INDECK NORTH AMERICAN POWER FUND, L.P.

REPORT ON AUDIT OF CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
  Indeck North American Power Fund, L.P.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, partners' equity and cash flows present fairly, in all material respects, the financial position of Indeck North American Power Fund, L.P. (the "Partnership") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

February 25, 2000

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------------------------------------
                                          ASSETS

Cash and cash equivalents                                                                    $         509,208
Accounts receivable                                                                                  1,266,166
Prepaid management fee                                                                                 717,750
Investment in Harbor Cogeneration Company                                                           40,335,958
Plant and equipment, less accumulated depreciation
   of $1,335,000                                                                                     5,625,140
Other assets                                                                                           122,813
                                                                                             -----------------

        Total assets                                                                         $      48,577,035
                                                                                             =================

                             LIABILITIES AND PARTNERS' EQUITY

Accounts payable                                                                             $       1,536,388

Minority interest                                                                                      461,982

Partners' equity                                                                                    46,578,665
                                                                                             -----------------

       Total liabilities and partners' equity                                                $      48,577,035
                                                                                             =================

   The accompanying notes are an integral part of these financial statements

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------

Revenues and income from equity investments:
   Equity income from investment                                                             $       5,646,341
   Operating revenues                                                                               10,672,645
   Other                                                                                               423,895
                                                                                             -----------------
                                                                                                    16,742,881

Expenses:
   Operating expenses                                                                               11,819,558
   Selling, general and administrative expenses                                                      2,722,838
                                                                                             -----------------

        Total expenses                                                                              14,542,396
                                                                                             -----------------

Income before minority interest                                                                      2,200,485
Minority interest                                                                                      44,982
                                                                                             -----------------

Net income                                                                                   $       2,155,503
                                                                                             =================

   The accompanying notes are an integral part of these financial statements

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED STATEMENT OF PARTNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
-----------------------------------------------------------------------------------------------------------------------------
                                Indeck
                                 North                            North            Chase           Dynegy
                               American          Indeck          American        Manhattan       Marketing          Miami
                                 Power          Capital,         Funding,       Investment       and Trade          Valley
                            Partners, L.P.        Inc.            L.L.C.      Holdings, Inc.   Capital Corp.    Leasing, Inc.
                            --------------        ----            ------      --------------   -------------    -------------
Balances at
   December 31, 1998        $    530,888    $   3,665,003    $  5,606,679     $   3,701,395    $  3,665,003     $  3,722,912

Capital contributions              5,750           41,708          63,889            42,150          41,708           41,708

Capital distributions           (121,117)        (672,041)     (1,027,934)         (678,665)       (672,041)        (672,041)

Net income                        43,088          219,778         131,153           140,110         138,804          138,804

Partner ownership
   transaction                         -        4,773,787      (4,773,787)                -               -                -
                            ------------    -------------    ------------     -------------   -------------     ------------

Balances at
   December 31, 1999        $    458,609    $   8,028,235    $          -     $   3,204,990   $   3,173,474     $  3,231,383
                            ============    =============    =============    =============   =============     ============

CONTINUED ON NEXT PAGE


   The accompanying notes are an integral part of these financial statements

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED STATEMENT OF PARTNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
-----------------------------------------------------------------------------------------------------------------------------

CONTINUED
                                                                                                  Dresdner
                                                                 Paribas            ABB         Bank, A.G.,
                                 PSEG             IGC             North           Energy           Grand
                                Global,      Acquisitions,      American,        Ventures,         Cayman
                                 Inc.             Inc.             Inc.            Inc.            Branch           Total
                                 ----             ----             ----            ----            ------           -----
Balances at
   December 31, 1998        $  3,230,796    $   3,665,003     $11,140,574     $   9,271,681     $ 5,606,678      $53,806,612

Capital Contributions                  -           41,708         126,893           105,597          63,889          575,000

Capital Distributions           (672,041)        (672,041)     (2,042,620)       (1,699,975)     (1,027,934)      (9,958,450)

Net income                       220,264          138,804         421,640           350,931         212,127        2,155,503

Partner ownership
   transaction                         -                -               -                 -               -                -
                            ------------    -------------    ------------     -------------   -------------     ------------
Balances at
   December 31, 1999        $  2,779,019    $   3,173,474     $ 9,646,487     $   8,028,234   $   4,854,760     $ 46,578,665
                            ============    =============     ===========     =============   =============     ============

   The accompanying notes are an integral part of these financial statements

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                                                                $       2,155,503
   Adjustments to reconcile net income to net cash provided
        by operating activities:
           Equity income from investment                                                            (5,646,341)
           Cash distributions from investment                                                        5,646,341
           Minority interest                                                                            44,982
           Amortization and depreciation                                                               736,941
           Changes in assets and liabilities:
              Account receivable                                                                      (772,996)
              Accounts payable                                                                       1,049,593
              Other                                                                                     12,721
                                                                                             ------------------

             Net cash provided by operating activities                                               3,226,744
                                                                                             ------------------

Cash flows from investing activities:
   Capital expenditures for plant and equipment                                                        (75,898)
   Return of capital from investment                                                                 6,183,659
                                                                                             ------------------

             Net cash provided by investing activities                                               6,107,761
                                                                                             ------------------

Cash flows from financing activities:
   Capital contributions from partners                                                                 575,000
   Capital distributions to partners                                                                (9,958,450)
   Capital contributions from minority interests                                                         5,808
   Capital distributions to minority interests                                                        (118,300)
                                                                                             ------------------

             Net cash used in financing activities                                                  (9,495,942)
                                                                                             ------------------

Decrease in cash and cash equivalents                                                                 (161,437)

Cash and cash equivalents, beginning of year                                                           670,645
                                                                                             ------------------

Cash and cash equivalents, end of year                                                       $         509,208
                                                                                             ==================

   The accompanying notes are an integral part of these financial statements

INDECK NORTH AMERICAN POWER FUND, L.P.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
-------------------------------------------------------------------------------

1.       ORGANIZATION AND OPERATIONS

         Indeck North American Power Fund, L.P. (the "Partnership") is a limited partnership whose operations commenced May 16, 1995. The Partnership terminates in 2005. The purpose and business of the Partnership is to invest in established utility and non-utility generating assets in the United States and Canada.

         Indeck North American Power Partners, L.P. (the "General Partner") serves as the general partner and has the exclusive authority for the management, operation and policy of the Partnership. The General Partner has a 1% interest in the Partnership.

         Profits and losses are generally allocated in a manner such that the capital accounts of partners, immediately after making such allocation, are proportionate to the distributions that would have been made pursuant to the agreement if the partnership were dissolved.



2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF CONSOLIDATION
         The consolidated financial statements include the accounts of Indeck North American Power Fund, L.P. and its subsidiaries, Indeck Harbor, L.L.C. ("Indeck Harbor") and Indeck Pepperell Power Associates, Inc. ("Indeck Pepperell"), both of which are 99% owned. All significant intercompany transactions have been eliminated.

         ESTIMATES
         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH EQUIVALENTS
         The Partnership considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

         INCOME TAXES
         The profits and losses of the Partnership are subject to income taxes directly at the partner level. Accordingly, the Partnership's financial statements do not reflect a provision for income taxes at the Partnership level.

         Deferred income taxes at Indeck Pepperell are provided on a liability method whereby deferred income tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred income tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred income tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred income tax assets will not be realized. Deferred income tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         PLANT AND EQUIPMENT
         Plant and equipment are stated at cost. Depreciation is provided for using the straight-line method over the estimated lives of the related assets, ranging from 5-25 years. The majority of these assets relate to the generation facility. Depreciation expense was $556,000 for 1999.

         REVENUE RECOGNITION
         Operating revenue is recognized when steam is transmitted.

3.       EQUITY INVESTMENT IN HARBOR COGENERATION COMPANY

         Under the terms of the general partnership agreement, Indeck Harbor, L.L.C. cannot exercise effective control over the investment in Harbor Cogeneration Company (the "Venture"). Accordingly, Indeck Harbor records its investment in the Venture under the equity method, whereby the investment is increased by its share of the Venture's earnings and reduced by distributions received from the Venture.

         The Venture entered into a power sales agreement (the "Agreement") with Southern California Edison ("Edison") for the sale of energy produced by the cogeneration facility operated by the Venture. The Agreement has a term of 30 years from April 12, 1989. The Venture is paid energy prices based on 20% of the stated marginal cost of energy and 80% of avoided cost for a period of 10 years, both as defined in the Agreement. For the remaining term of the Agreement, energy prices will equal 100% of avoided cost. In addition to the above energy prices, the Venture is paid capacity revenues over the term of the Agreement based on a stated amount per kilowatt hour as adjusted by a performance bonus factor.

         Effective February 15, 1999, the Venture entered into a Contract Termination Agreement with Edison which terminated the Agreement. Upon termination, the Venture may continue to sell power, which it did during certain months in 1999, but operations are presently suspended while management explores available options for the Venture, which may include entering into new power sales arrangements that would terminate the Contract Termination Agreement. The Contract Termination Agreement requires Edison to pay the Venture $126.5 million, in quarterly payments ranging from $4.6 million to $2.1 million from the effective date through October 1, 2008 for early termination of the Agreement. During 1999, the Venture recorded approximately $16.4 million related to the Contract Termination Agreement, which is included in operating revenues in the Venture's Statement of Income.

           The summarized balance sheet of Harbor Cogeneration Company at December 31, 1999 is as follows:

        Assets:
           Cash and cash equivalents                                                            $       4,202,215
           Accounts receivable                                                                             16,746
           Other                                                                                        1,652,161
           Plant and equipment, net                                                                    31,634,894
                                                                                                ------------------

                Total assets                                                                    $      37,506,016
                                                                                                ==================

        Liabilities:
           Accounts payable                                                                     $       1,250,440
        Partners' equity                                                                               36,255,576
                                                                                                ------------------

                Total liabilities and partners' equity                                          $      37,506,016
                                                                                                ==================



         The summarized statement of income of Harbor Cogeneration Company for the year ended December 31, 1999 is as follows:


        Operating and contract termination revenues                                             $      18,733,612
        Operating expenses                                                                             11,141,525
                                                                                                ------------------

                Operating income                                                                        7,592,087

        Other income                                                                                    2,562,147
        Interest expense
                                                                                                           (3,991)
                                                                                                ------------------
                Net income                                                                      $      10,150,243
                                                                                                ==================

4.       OTHER INCOME

         In 1999, other income is primarily comprised of a settlement payment received related to a breach of contract dispute.

5.       RELATED PARTY TRANSACTIONS

         In accordance with the Limited Partnership Agreement, the General Partner receives an annual management fee equal to 1.5% of the Limited Partners' aggregate capital commitments as defined. In 1999, the Partnership paid a management fee of $2,153,000, as well as reimbursement of certain expenditures of $376,000.

         On December 10, 1999, Indeck Capital, Inc. ("Indeck"), a limited partner, acquired North American Funding, L.L.C. ("NAF"), also a limited partner. As a result of this transaction, Indeck assumed NAF's partnership interest in the Partnership.



6.       INCOME TAXES

         The components of the deferred tax assets and liabilities at Indeck Pepperell are as follows at December 31, 1999:

        Deferred tax asset:
           Net operating loss carryforward                                                  $       2,274,000

        Deferred tax liability:
           Plant and equipment                                                                        304,000
                                                                                            -----------------
                                                                                                    1,970,000

        Valuation allowance                                                                         1,970,000
                                                                                            -----------------

        Net deferred income taxes                                                           $               -
                                                                                            =================


        Indeck Pepperell has net operating loss carryforwards of approximately $5,647,000 expiring in 2011-2014, available to offset future taxable income. A valuation allowance has been established for the deferred tax assets due to the uncertainty regarding their ultimate realization.



7.      SUBSEQUENT EVENT

        On January 28, 2000, Dynegy Marketing and Trade Capital Corp. ("DMTCC") was acquired by Black Hills Energy Capital, Inc. ("Black Hills"). As a result of this transaction, Black Hills assumed DMTCC's partnership interest in the Partnership.

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED BALANCE SHEET
JUNE 30, 2000 (UNAUDITED)
-------------------------------------------------------------------------------

                                          ASSETS

Current assets:
   Cash and cash equivalents                                                                 $       1,197,276
   Accounts receivable                                                                               1,049,114
   Prepaid management fee                                                                              332,006
   Other                                                                                                96,038
                                                                                             -----------------

        Total current assets                                                                         2,674,434

Investment in Harbor Cogeneration Company                                                           39,207,389
Plant and equipment, net of $1,508,427 of accumulated depreciation                                   5,607,319
Other assets                                                                                               964
                                                                                             -----------------
        Total assets                                                                         $      47,490,106
                                                                                             =================

                             LIABILITIES AND PARTNERS' EQUITY

Current liabilities:
   Accounts payable                                                                          $         719,017

Minority interest                                                                                      462,166

Partners' equity                                                                                    46,308,923
                                                                                             -----------------

       Total liabilities and partners' equity                                                $      47,490,106
                                                                                             =================

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED STATEMENTS OF INCOME
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                   2000                   1999
                                                                                   ----                   ----
Revenues:
   Equity income from investment                                           $       3,631,430      $       1,758,781
   Operating revenues                                                              2,613,605              4,497,821
   Other                                                                              88,090                414,022
                                                                           -----------------      -----------------

        Total revenues                                                             6,333,125              6,670,624

Expenses:
   Operating expenses                                                              2,045,404              5,006,460
   Selling, general and administrative expenses                                      950,337             1,488,660
                                                                           -----------------      -----------------

        Total expenses                                                             2,995,741              6,495,120
                                                                           -----------------      -----------------

Income before minority interest                                                    3,337,384                175,504
Minority interest                                                                     42,733                 12,439
                                                                           -----------------      -----------------

Net income                                                                 $       3,294,651      $         163,065
                                                                           =================      =================

INDECK NORTH AMERICAN POWER FUND, L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)
-------------------------------------------------------------------------------

                                                                                       2000                1999
                                                                                       ----                ----
Cash flows from operating activities:
   Net income                                                                    $     3,294,651    $       163,065
   Adjustments to reconcile net income to net cash provided
     by operating activities:
       Equity income from investments                                                 (3,631,430)        (1,758,781)
       Cash distribution from investment                                               3,631,430          1,758,781
       Minority interest                                                                  42,733              4,989
       Amortization and depreciation                                                     173,646            365,860
       Changes in assets and liabilities:
        Accounts receivable                                                              217,052           (655,641)
        Prepaid management fee                                                           385,744                  0
        Accounts payable                                                                (817,372)           435,648
        Other                                                                             25,811             14,506
                                                                                 ---------------    ---------------

             Net cash provided by operating activities                                 3,322,265            328,427
                                                                                 ---------------    ---------------

Cash flows from investing activities:
   Return of capital from investment                                                   1,128,570          5,661,219
   Capital expenditures for plant and equipment                                         (155,826)           (19,950)
                                                                                 ---------------    ---------------

             Net cash provided by investing activities                                   972,744          5,641,269
                                                                                 ---------------    ---------------

Cash flows from financing activities:
   Capital contributions                                                                 650,000            575,000
   Capital distributions to partners                                                  (4,214,391)        (6,669,176)
   Capital contributions from minority interest                                            5,050              5,750
   Capital distributions to minority interest                                            (47,600)           (66,692)
                                                                                 ---------------    ---------------

             Net cash used in financing activities                                    (3,606,941)        (6,155,118)
                                                                                 ---------------    ---------------

Increase (decrease) in cash                                                              688,068           (185,422)
Cash, beginning of period                                                                509,208            670,645
                                                                                 ---------------    ---------------

Cash, end of period                                                              $     1,197,276    $       485,223
                                                                                 ===============    ===============

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
REPORT ON AUDIT OF FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
  Indeck North American Power Partners, L.P.


In our opinion, the accompanying balance sheet and the related statements of operations, partners' equity and cash flows present fairly, in all material respects, the financial position of Indeck North American Power Partners, L.P. (the "Partnership") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

February 25, 2000

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
BALANCE SHEET
DECEMBER 31, 1999
------------------------------------------------------------------------------

                                          ASSETS
Cash                                                                                         $           3,535
Accounts receivable, affiliates                                                                         38,405
Prepaid management fee                                                                                 717,750
Investment in Indeck North American Power Fund, L.P.                                                   458,609
                                                                                             -----------------
        Total assets                                                                         $       1,218,299
                                                                                             =================

                             LIABILITIES AND PARTNERS' EQUITY

Accounts payable, affiliates                                                                 $          39,627
Unearned management fee revenue                                                                        717,750
                                                                                             -----------------
        Total liabilities                                                                              757,377
Partners' equity                                                                                       460,922
                                                                                             -----------------
        Total liabilities and partners' equity                                               $       1,218,299
                                                                                             =================


  The accompanying notes are an integral part of these financial statements.

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1999
------------------------------------------------------------------------------

Revenues and income from equity investments:
   Fees and reimbursable expenses                                                            $       2,529,062
   Equity income from investment                                                                        43,088
                                                                                             -----------------
                                                                                                     2,572,150
Expenses:
   Selling, general and administrative expenses                                                      3,088,000
                                                                                             -----------------
Net loss                                                                                     $        (515,850)
                                                                                             =================

  The accompanying notes are an integral part of these financial statements.

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
STATEMENT OF PARTNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
------------------------------------------------------------------------------


                               Indeck                            Chase            Dynegy
                               North           Indeck          Manhattan         Marketing             Miami
                              America,         Capital,        Investment        and Trade            Valley
                                Inc.             Inc.        Holdings, Inc.     Capital Corp.      Leasing, Inc.
                            ------------    --------------   --------------    ---------------     -------------
Balances at
   December 31, 1998        $     10,824    $      134,503   $       72,661    $      145,316      $    146,662
Capital contributions                 57               826              442               885               885
Capital distributions             (1,111)          (13,702)          (7,407)          (14,816)          (14,816)
Net loss                          (5,158)          (63,854)         (34,505)          (69,010)          (69,010)
                            ------------    --------------   --------------    ---------------     ------------
Balances at
   December 31, 1999        $      4,612    $       57,773   $       31,191    $       62,375      $     63,721
                            ============    ==============   ==============    ===============     ============


  The accompanying notes are an integral part of these financial statements.

CONTINUED


                                                                  Paribas             ABB
                                                  IGC              North            Energy
                                PSEG         Acquisitions,       American          Ventures,
                            Global, Inc.         Inc.              Inc.              Inc.              Total
                            ------------    --------------   --------------    ---------------     ------------

Balances at
   December 31, 1998        $    136,224    $      145,316   $      145,316    $       145,316     $  1,082,138
Capital contributions                  -               885              885                885            5,750
Capital distributions            (14,816)          (14,816)         (14,816)           (14,816)        (111,116)
Net loss                         (67,283)          (69,010)         (69,010)           (69,010)        (515,850)
                            ------------    --------------   --------------    ---------------     ------------

Balances at
   December 31, 1999        $     54,125    $       62,375   $       62,375    $        62,375     $    460,922
                            ============    ==============   ==============    ===============     ============


  The accompanying notes are an integral part of these financial statements.

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
------------------------------------------------------------------------------

Cash flows from operating activities:
   Net loss                                                                                  $        (515,850)
   Adjustments to reconcile net loss to net cash provided
     by operating activities:
       Amortization                                                                                    545,417
       Equity income from investment                                                                   (43,088)
       Cash distributions from investment                                                               43,088
       Changes in operating assets and liabilities:
          Account receivable, affiliates                                                                (2,410)
          Accounts payable, affiliates                                                                   3,882
                                                                                             ------------------
                  Net cash provided by operating activities                                             31,039
                                                                                             ------------------
Cash flows from investing activities:
   Contributions to Indeck North American Power Fund, L.P.                                              (5,750)
   Return of capital from investment                                                                    78,029
                                                                                             ------------------
                  Net cash provided by investing activities                                             72,279
                                                                                             ------------------
Cash flows from financing activities:
   Capital contributions from partners                                                                   5,750
   Capital distributions to partners                                                                  (111,116)
                                                                                             ------------------
                  Net cash used in financing activities                                               (105,366)
                                                                                             ------------------
Decrease in cash                                                                                        (2,048)
Cash, beginning of year                                                                                  5,583
                                                                                             -------------------
Cash, end of year                                                                            $           3,535
                                                                                             ==================


  The accompanying notes are an integral part of these financial statements.

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
NOTES TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------


1.       ORGANIZATION AND OPERATIONS

         Indeck North American Power Partners, L.P. (the "Partnership") is a limited partnership whose operations commenced May 16, 1995. The partnership terminates in 2005. The purpose and business of the Partnership is to own a 1% interest in Indeck North American Power Fund, L.P. ("INAPF") and act as its General Partner. The Partnership received $2,153,000 in 1999 for management fees, which are recognized as management services are performed, and $376,000 for reimbursable expenditures in 1999, from INAPF and incurred expenses of the same amount to Indeck North America, Inc., the General Partner of the Partnership.

         Profits and losses are generally to be allocated based on the partners' respective percentage interests, except for amortization costs which are not to be allocated to the General Partner.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ESTIMATES
         Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         INCOME TAXES
         The profits and losses of the Partnership are subject to income taxes directly at the partner level. Accordingly, the Partnership's financial statements do not reflect a provision for income taxes.

         INVESTMENTS
         As it represents an interest in a limited partnership, the investment in INAPF is recorded under the equity method. The Partnership's investment is increased by its share of INAPF's earnings and reduced by distributions received from INAPF.

3.       EQUITY INVESTMENT IN INAPF

         The summarized balance sheet of INAPF at December 31, 1999 is as follows:


         Assets:
           Cash and cash equivalents                                          $   509,208
           Accounts receivable                                                  1,266,166
           Prepaid management fee                                                 717,750
           Investment in Harbor Cogeneration Company                           40,335,958
           Plant and equipment, net                                             5,625,140
           Other assets, net                                                      122,813
                                                                              -----------
                Total assets                                                  $48,577,035
                                                                              ===========

         Liabilities:
           Accounts payable                                                   $ 1,536,388

         Minority interest                                                        461,982
         Partners' equity                                                      46,578,665
                                                                              -----------
                Total liabilities and partners' equity                        $48,577,035
                                                                              ===========

         The summarized statement of income for INAPF for the year ended December 31, 1999 is as follows:


         Revenues and income from equity investments:
           Equity income from investment                                      $ 5,646,341
           Operating expenses                                                  10,672,645
           Other                                                                  423,895
                                                                              -----------
                                                                               16,742,881
                                                                              -----------
         Expenses:
           Operating                                                           11,819,558
           Selling, general and administrative                                  2,722,838

         Minority interest                                                         44,982
                                                                              -----------
                Total expenses and minority interest                           14,587,378
                                                                              -----------
         Net income                                                           $ 2,155,503
                                                                              ===========


4.       COMMITMENTS

         The Partnership has an unfunded capital commitment to INAPF of $878,992 at December 31, 1999. Funding is required as INAPF makes additional portfolio investments. The commitment expires in 2000.


5.       SUBSEQUENT EVENT

         On January 28, 2000, Dynegy Marketing and Trade Capital Corp. ("DMTCC") was acquired by Black Hills Energy Capital, Inc. ("Black Hills"). As a result of this transaction, Black Hills assumed DMTCC's partnership interest in the Partnership.

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
BALANCE SHEET
JUNE 30, 2000 (UNAUDITED)
-------------------------------------------------------------------------------

                                   ASSETS
Current assets:
   Cash                                                              $      12
   Accounts receivable, affiliates                                       6,834
   Prepaid management fee                                              332,006
                                                                     ---------
        Total current assets                                           338,852

Other assets
   Investment in INAPF                                                 464,749
                                                                     ---------
        Total assets                                                 $ 803,601
                                                                     =========

                      LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
   Accounts payable, affiliates                                         17,964
   Accrued management fee                                              332,005
                                                                     ---------
        Total current liabilities                                      349,969

Partners' capital:
   Beginning capital                                                   460,921
   Contributions                                                         6,500
   Distributions                                                       (42,144)
   Net income                                                           28,355
                                                                     ---------
        Total partners' capital                                        453,632
                                                                     ---------
        Total liabilities and partners' capital                      $ 803,601
                                                                     =========

INDECK NORTH AMERICAN POWER PARTNERS, L.P.
STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)
-------------------------------------------------------------------------------


                                                        2000             1999
                                                        ----             ----
Revenues                                          $   896,154      $ 1,353,133

Equity in income on investment                         41,784           12,397
                                                  -----------      -----------
Total revenues                                        937,938        1,365,530

Selling, general and administrative expenses          909,583        1,638,022
                                                  -----------      -----------
Net income (loss)                                 $    28,355      $  (272,492)
                                                  ===========      ===========


INDECK NORTH AMERICAN POWER PARTNERS, L.P.
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2000 AND 1999 (UNAUDITED)
-------------------------------------------------------------------------------


                                                                                 2000            1999
                                                                                 ----            ----
Cash flows from operating activities:
   Net income                                                                $  28,355        $(272,492)
   Adjustments to reconcile net income to net cash provided
        by operating activities:
           Equity income from investment                                       (41,784)         (12,397)
           Cash distributions from investment                                   41,784           12,397
           Amortization                                                              0          272,709
           Changes in assets and liabilities:
              Accounts receivable                                               56,369           12,619
              Accounts payable                                                 (46,463)          (5,896)
                                                                             ---------        ---------
                  Net cash provided by operating activities                     38,261            6,940
                                                                             ---------        ---------
Cash flows from investing activities:
   Contribution to Indeck North American Power Fund, L.P.                       (6,500)          (5,750)
   Return of capital from investment                                               360           65,061
                                                                             ---------        ---------
                   Net cash used in (provided by) investing activities          (6,140)          59,311
                                                                             ---------        ---------
Cash flows from financing activities:
   Contributions                                                                 6,500            5,750
   Distributions to partners                                                   (42,144)         (77,458)
                                                                             ---------        ---------
                  Net cash used in financing activities                        (35,644)         (71,708)
                                                                             ---------        ---------
Decrease in cash                                                                (3,523)          (5,457)
Cash, beginning of period                                                        3,535            5,583
                                                                             ---------        ---------
Cash, end of period                                                          $      12        $     126
                                                                             =========        =========


NORTHERN ELECTRIC POWER CO., L.P.
FINANCIAL STATEMENT FOR THE YEAR ENDED
DECEMBER 31, 1999
AND REPORT OF INDEPENDENT ACCOUNTANTS

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of Northern Electric
   Power Co., L.P.

In our opinion, the accompanying balance sheet and the related statements of earnings, of partners' equity and of cash flows present fairly, in all material respects, the financial position of Northern Electric Power Co., L.P. (the "Partnership") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

February 25, 2000

NORTHERN ELECTRIC POWER CO., L.P.
BALANCE SHEET
DECEMBER 31, 1999
-------------------------------------------------------------------------------



Assets:
   Cash and cash equivalents (Note 1)                                                  $     75,906

   Accounts receivable - power sales                                                      1,049,813

   Prepaid expenses and supplies                                                            427,325

   Property and equipment:
      Hydroelectric facilities (Notes 1 and 2)                                           99,037,055
      Less accumulated depreciation                                                     (10,284,710)
                                                                                       ------------
           Property and equipment, net                                                   88,752,345

Deferred financing costs, net of accumulated amortization of $1,638,464 (Note 1)          4,260,005
                                                                                       ------------
           Total assets                                                                $ 94,565,394
                                                                                       ============

Liabilities and Partners' Equity:
   Accounts payable (Note 3)                                                           $     52,085
   Accrued expenses (Note 3)                                                                575,137
   Operating loan (Note 2)                                                                  200,000
   Long-term debt (Note 2)                                                               77,969,047
                                                                                       ------------
           Total liabilities                                                             78,796,269

Partners' equity                                                                         15,769,125
                                                                                       ------------
           Total liabilities and partners' equity                                      $ 94,565,394
                                                                                       ============


SEE NOTES TO FINANCIAL STATEMENTS.

NORTHERN ELECTRIC POWER CO., L.P.
STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------



Revenues:
   Power sales                                      $14,557,815
   Other income                                          72,725
                                                    -----------
           Total revenues                            14,630,540
                                                    -----------
Expenses:
   General and administrative                         1,309,829
   Operations                                           401,367
   Insurance                                            220,683
   Property taxes                                       304,549
   Depreciation and amortization                      2,891,003
   Interest                                           7,794,332
                                                    -----------
           Total expenses                            12,921,763
                                                    -----------
Net earnings                                        $ 1,708,777
                                                    ===========

SEE NOTES TO FINANCIAL STATEMENTS.

NORTHERN ELECTRIC POWER CO., L.P.
STATEMENT OF PARTNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------



                                                   General              Limited
                                                   Partner              Partners               Total
                                                   -------              --------               -----
Balance at December 31, 1998                     $     (6,286)       $ 15,066,634        $ 15,060,348

Partner distributions                                 (10,000)           (990,000)         (1,000,000)

Net earnings                                           17,088           1,691,689           1,708,777
                                                 ------------        ------------        ------------
Balance at December 31, 1999                     $        802        $ 15,768,323        $ 15,769,125
                                                 ============        ============        ============


SEE NOTES TO FINANCIAL STATEMENTS.

NORTHERN ELECTRIC POWER CO., L.P.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
-------------------------------------------------------------------------------


Cash flows from operating activities:
   Net earnings                                                                                    $ 1,708,777
                                                                                                   -----------
Adjustments to reconcile net earnings to cash provided by operating activities:
   Depreciation and amortization                                                                     2,891,003
   Changes in operating assets and liabilities:
      Accounts receivable                                                                              (88,929)
      Prepaid expenses and supplies                                                                     (4,082)
      Accounts payable                                                                                  (4,316)
      Accrued expenses                                                                                  21,444
                                                                                                   -----------
           Total adjustments                                                                         2,815,120
                                                                                                   -----------
           Cash provided by operating activities                                                     4,523,897
                                                                                                   -----------
Cash flows from investing activities:
   Purchases of property and equipment                                                                 (59,301)
                                                                                                   -----------
          Cash used in investing activities                                                            (59,301)
                                                                                                   -----------
Cash flows from financing activities:
   Repayment of long-term debt                                                                      (3,467,267)
   Partner distributions                                                                            (1,000,000)
                                                                                                   -----------
          Cash used in financing activities                                                         (4,467,267)
                                                                                                   -----------
Net change in cash                                                                                      (2,671)

   Cash and cash equivalents, beginning of year                                                         78,577
                                                                                                   -----------
   Cash and cash equivalents, end of year                                                          $    75,906
                                                                                                   ===========

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                                                          $ 7,794,332
                                                                                                   ===========


SEE NOTES TO FINANCIAL STATEMENTS.

NORTHERN ELECTRIC POWER CO., L.P.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         a. ORGANIZATION: Northern Electric Power Co., L.P. ( the "Partnership") was formed as a limited partnership under the laws of the State of New York on March 11, 1992; it organized and began business on March 1, 1994 for the purpose of developing, rehabilitating, and operating a hydroelectric facility located on the Hudson River, Town of Moreau, Saratoga County, New York. The facility began generating power on November 22, 1995. The financial statements include only the assets and liabilities which relate to the Partnership and do not include any items attributable to the partners' individual activity.

         b. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions (e.g., depreciable lives) that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         c. CASH AND CASH EQUIVALENTS: Cash includes all cash equivalents that are highly liquid investments with a maturity of three months or less when purchased.

         d. PROPERTY AND EQUIPMENT: Property and equipment are carried at cost. Cost includes expenditures for construction, capitalized interest, on-site and title insurance, and attorney's costs of acquisition. The hydroelectric facilities are being depreciated on a straight-line basis over 40 years. The Partnership evaluates the recoverability of the net carrying amount of the hydroelectric facilities on an ongoing basis by reference to the anticipated future undiscounted cash flows from the operations of the project. Depreciation expense was $2,475,918 for the year ended December 31, 1999.

         e. DEFERRED FINANCING COSTS: Deferred financing costs are amortized over the term of the related debt agreement (15 years).

         f. INCOME TAXES: No provision has been made for federal and state income taxes because these taxes are the responsibility of the partners.


2.       LONG-TERM DEBT:

         Long-term debt consists of the following at December 31, 1999:


        Term loan, Toronto-Dominion Bank, floating interest (7.625% at
        December 31, 1999), quarterly principal and interest
        payments of varying amounts, final maturity December 31, 2010       $77,969,047
                                                                            ===========


         Collateral for the term loan and the operating line of credit discussed below includes a mortgage on all facilities, leases and rights, including the right to receive payments from Niagara Mohawk Power Corporation ("NMPC") pursuant to a Power Purchase Agreement ("PPA") with a 40-year term. The loan agreement contains various restrictive covenants including the maintenance of a minimum debt service coverage ratio.

         Minimum principal payments under the existing term loan agreement for the five years following December 31, 1999 and thereafter are as follows:

                  2000                    $ 3,822,883

                  2001                      4,667,474

                  2002                      5,200,900

                  2003                      5,689,873

                  2004                      6,490,011

               Thereafter                  52,097,906
                                          -----------

                                          $77,969,047
                                          ===========


         The Partnership also has a $5 million operating line of credit with the Toronto-Dominion Bank ("Bank") through April 2000, which automatically renews every three years through December 31, 2010. The Partnership had borrowings of $200,000 outstanding under this agreement at December 31, 1999. Borrowings under the agreement bear interest at LIBOR plus 1.875% (LIBOR was 6.44% at December 31, 1999).

         To provide some degree of protection against the potential impact of rising interest rates, effective March 29, 1996, the Partnership entered into an amortizing interest rate swap agreement that expires June 29, 2006. This agreement effectively changes the Partnership's interest rate exposure on approximately 75% of the future floating rate term loan to a fixed rate. Under the agreement, each quarter the Partnership pays a fixed rate of 8.835% on the notional amount to the Bank (notional amount was $58,785,814 at December 31, 1999), and receives a variable rate from the Bank (6.18125% at December 31, 1999). The net amount payable or receivable is recorded as interest expense. At December 31, 1999, the carrying amount of all debt obligations approximate their fair values, and the fair value of the interest rate swap agreement was $4,797,300, representing the cost the Partnership would incur to terminate the agreement.

3.       RELATED PARTY TRANSACTIONS:

         Fees to Adirondack Hydro Development Corporation ("Adirondack"), a limited partner, during 1999 were $750,000, of which $324,144 is included in accrued expenses at December 31, 1999.

         Included in accounts payable at December 31, 1999 are amounts payable to affiliated companies of $37,377.

4.       POWER PURCHASE AGREEMENT:

         The Partnership has entered into a 40-year power purchase agreement with NMPC, committing the parties to sell and buy, respectively, the output of the hydroelectric facility. The PPA establishes contract energy payment rates for each of the 40 years. The contract energy payment rate was $0.09002 per kilowatt hour at December 31, 1999. Revenue is recognized when the power is transmitted in accordance with the terms of the PPA.

         On August 1, 1996, NMPC submitted a proposal to nineteen Independent Power Producers ("IPPs") to restructure 44 of the IPPs' PPAs with NMPC concurrent with an internal restructuring of NMPC. Adirondack's projects, including the Partnership, made up seven of the 44 PPAs subject to NMPC's proposal. However, in June 1997, NMPC withdrew its proposal for all hydroelectric projects included in the original group of 44 PPAs. As of December 31, 1997, agreements had been reached with sixteen of the nineteen IPPs on the restructuring of 29 of the PPAs. As of March 20, 1998, the New York State Public Service Commission approved NMPC's restructuring plan. The plan included the restructuring of 29 PPAs which represent over 80% of NMPC's "out-of-market" PPAs.

         Adirondack initiated separate discussions with NMPC in November 1997 regarding the restructuring of its seven PPAs. Discussions are ongoing. A term sheet was signed for two of the seven PPAs (Warrensburg Hydro Power Limited Partnership and Sissonville Limited Partnership) in 1999. Adirondack management anticipates that a final settlement for the restructuring of the remaining PPAs will be reached in 2000.


5.       LEASES

         The Partnership leases the land upon which its hydroelectric facilities are situated from NMPC and the adjacent riverbed from the State of New York. These lease agreements extend through the end of the PPA with NMPC. Total rental expense in 1999 was $60,349.

NORTHERN ELECTRIC POWER CO., L.P.
BALANCE SHEET
SEPTEMBER 30, 2000 (UNAUDITED)
--------------------------------------------------------------------------------


Assets:
   Cash                                                                  $  2,382,160

   Accounts receivable                                                      1,175,127

   Prepaid expenses and supplies                                              233,559
                                                                         ------------

           Total current assets                                             3,790,846

Property and equipment:
   Hydroelectric facilities                                                99,037,055
   Less accumulated depreciation                                          (12,142,317)
                                                                         ------------

Property and equipment, net                                                86,894,738

   Deferred financing costs                                                 3,965,082
                                                                         ------------

           Total assets                                                  $ 94,650,666
                                                                         ============

Liabilities and Equity:

   Accounts payable                                                      $      1,707

   Accrued expenses                                                         2,099,741
                                                                         ------------

          Total current liabilities                                         2,101,448

   Term debt - Toronto Dominion                                            75,101,885

   Partners' equity                                                        17,447,333
                                                                         ------------

           Total liabilities and equity                                  $ 94,650,666
                                                                         ============

NORTHERN ELECTRIC POWER CO., L.P.
STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED)
--------------------------------------------------------------------------------


                                                         2000                   1999
                                                         ----                   ----

Revenue:
   Electricity sales                                  $16,504,955         $11,309,072
                                                      -----------         -----------

Expenses:
   Operations                                           1,393,350           1,278,130
   Administrative and general                             198,299             267,111
   Depreciation/amortization                            2,152,531           2,168,612
   Taxes other than income                                348,954             217,411
                                                      -----------         -----------

           Total expenses                               4,093,134           3,931,264

Miscellaneous non-operating income                        100,554              60,367

Interest expense                                        5,734,167           5,862,561
                                                      -----------         -----------

Net earnings                                          $ 6,778,208         $ 1,575,614
                                                      ===========         ===========

NORTHERN ELECTRIC POWER CO., L.P.
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED)
--------------------------------------------------------------------------------


                                                                                                 2000                   1999
                                                                                                 ----                   ----
Cash flows from operating activities:
   Net earnings                                                                                  $ 6,778,208        $ 1,575,614
                                                                                                 -----------        -----------

Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
   Depreciation and amortization                                                                   2,152,531          2,168,612
   Changes in operating assets and liabilities:
      Accounts receivable                                                                           (125,314)            89,218
      Prepaid expenses and supplies                                                                  193,766            197,763
      Accounts payable                                                                               (50,378)            20,302
      Accrued partner distribution payable                                                        (1,500,000)                --
      Accrued expenses                                                                             1,524,603           (156,733)
                                                                                                 -----------        -----------

           Total adjustments                                                                       2,195,208          2,319,162
                                                                                                 -----------        -----------

           Cash provided by operating activities                                                   8,973,416          3,894,776
                                                                                                 -----------        -----------

Cash flows from investing activities:
   Purchases of property and equipment                                                                    --            (60,660)
                                                                                                 -----------        -----------

          Cash used in investing activities                                                               --            (60,660)
                                                                                                 -----------        -----------

Cash flows from financing activities:
   Repayment of operating loan                                                                      (200,000)          (200,000)
   Repayment of long-term debt                                                                    (2,867,162)        (2,600,450)
   Partner distributions                                                                          (3,600,000)        (1,000,000)
                                                                                                 -----------        -----------

          Cash used in financing activities                                                       (6,667,162)        (3,800,450)
                                                                                                 -----------        -----------

Net change in cash                                                                                 2,306,254             33,666

   Cash and cash equivalents, beginning of period                                                     75,906             78,577
                                                                                                 -----------        -----------

   Cash and cash equivalents, end of period                                                      $ 2,382,160        $   112,243
                                                                                                 ===========        ===========


SOUTH GLENS FALLS LIMITED PARTNERSHIP

FINANCIAL STATEMENTS FOR THE YEAR ENDED
DECEMBER 31, 1999
AND REPORT OF INDEPENDENT ACCOUNTANTS

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of South Glens Falls
   Limited Partnership

In our opinion, the accompanying balance sheet and the related statements of earnings, of partners' equity and of cash flows present fairly, in all material respects, the financial position of South Glens Falls Limited Partnership (the "Partnership") at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

February 25, 2000

SOUTH GLENS FALLS LIMITED PARTNERSHIP
BALANCE SHEET
DECEMBER 31, 1999
--------------------------------------------------------------------------------


Assets:
   Cash and cash equivalents (Note 1)                                        $     76,870

   Accounts receivable - power sales                                              388,237

   Prepaid expenses and supplies                                                  180,734

   Property and equipment:
      Hydroelectric facilities (Notes 1 and 2)                                 39,428,866
      Less accumulated depreciation                                            (5,338,783)
                                                                             ------------
           Property and equipment, net                                         34,090,083

Deferred financing costs, net of accumulated amortization
   of $710,666 (Note 1)                                                         1,257,331
                                                                             ------------

           Total assets                                                      $ 35,993,255
                                                                             ============

Liabilities and Partners' Equity:
   Accounts payable (Note 3)                                                 $     43,426
   Accrued expenses (Note 3)                                                      369,158
   Operating loan (Note 2)                                                        100,000
   Long-term debt (Note 2)                                                     28,064,527
                                                                             ------------

           Total liabilities                                                   28,577,111

Partners' equity                                                                7,416,144
                                                                             ------------

           Total liabilities and partners' equity                            $ 35,993,255
                                                                             ============

SEE NOTES TO FINANCIAL STATEMENTS.

SOUTH GLENS FALLS LIMITED PARTNERSHIP
STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


Revenues:
   Power sales                                                               $5,372,443
   Other income                                                                  29,031
                                                                             ----------

           Total revenues                                                     5,401,474
                                                                             ----------

Expenses:
   General and administrative                                                   658,607
   Operations                                                                   201,096
   Insurance                                                                    101,496
   Property taxes                                                               158,351
   Depreciation and amortization                                              1,121,800
   Interest                                                                   2,280,426
                                                                             ----------

           Total expenses                                                     4,521,776
                                                                             ----------

Net earnings                                                                 $  879,698
                                                                             ==========


SEE NOTES TO FINANCIAL STATEMENTS.

SOUTH GLENS FALLS LIMITED PARTNERSHIP
STATEMENT OF PARTNERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


                                                              General           Limited
                                                              PARTNER           PARTNERS          TOTAL

Balance at December 31, 1998                                   $  5,108      $ 6,731,338      $ 6,736,446

Partner distributions                                            (2,000)        (198,000)        (200,000)

Net earnings                                                      8,797          870,901          879,698
                                                               --------      -----------      -----------

Balance at December 31, 1999                                   $ 11,905      $ 7,404,239      $ 7,416,144
                                                               ========      ===========      ===========


SEE NOTES TO FINANCIAL STATEMENTS.

SOUTH GLENS FALLS LIMITED PARTNERSHIP
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 1999
--------------------------------------------------------------------------------


Cash flows from operating activities:
   Net earnings                                                                                    $   879,698
                                                                                                   -----------

Adjustments to reconcile net earnings to cash provided
      by operating activities:
   Depreciation and amortization                                                                     1,121,800
   Changes in operating assets and liabilities:
      Accounts receivable                                                                              (41,472)
      Prepaid expenses and supplies                                                                       (644)
      Accounts payable                                                                                  19,155
      Accrued expenses                                                                                 190,714
                                                                                                   -----------

           Total adjustments                                                                         1,289,553
                                                                                                   -----------

           Cash provided by operating activities                                                     2,169,251
                                                                                                   -----------

Cash flows from financing activities:
   Repayment of long-term debt                                                                      (2,010,908)
   Partner distributions                                                                              (200,000)
   Net proceeds from operating loans                                                                   100,000
                                                                                                   -----------

          Cash used in financing activities                                                         (2,110,908)
                                                                                                   -----------

Net change in cash                                                                                      58,343

   Cash and cash equivalents, beginning of year                                                         18,527
                                                                                                   -----------

   Cash and cash equivalents, end of year                                                          $    76,870
                                                                                                   ===========

Supplemental disclosure of cash flow information:
   Cash paid during the year for interest                                                          $ 2,280,426
                                                                                                  ===========

SEE NOTES TO FINANCIAL STATEMENTS.

SOUTH GLENS FALLS LIMITED PARTNERSHIP
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         a. ORGANIZATION: South Glens Falls Limited Partnership ( the "Partnership") was formed as a limited partnership under the laws of the State of New York on March 11, 1992; it organized and began business on August 24, 1993 for the purpose of developing, rehabilitating, and operating a hydroelectric facility located on the Hudson River in the Village of South Glens Falls, Saratoga County, New York. The Partnership began generating power on August 11, 1994. The financial statements include only the assets and liabilities which relate to the Partnership and do not include any items attributable to the partners' individual activity.

         b. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions (e.g., depreciable lives) that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         c. CASH AND CASH EQUIVALENTS: Cash includes all cash equivalents that are highly liquid investments with a maturity of three months or less when purchased.

         d. PROPERTY AND EQUIPMENT: Property and equipment are carried at cost. Cost includes expenditures for construction, capitalized interest, on-site and title insurance, and attorney's costs of acquisition. The hydroelectric facilities are being depreciated on a straight-line basis over 40 years. The Partnership evaluates the recoverability of the net carrying amount of the hydroelectric facilities on an ongoing basis by reference to the anticipated future undiscounted cash flows from the operations of the project. Depreciation expense was $985,722 for the year ended December 31, 1999.

         e. DEFERRED FINANCING COSTS: Deferred financing costs are amortized over the term of the related debt agreement (15 years).

         f. INCOME TAXES: No provision has been made for federal and state income taxes because these taxes are the responsibility of the partners.

 2.      LONG-TERM DEBT:

         Long-term debt consists of the following at December 31, 1999:

         Term loan, Toronto-Dominion Bank, floating interest (7.625% at December
         31, 1999), quarterly principal and interest payments of varying
         amounts, final maturity December 31, 2009                                    $28,064,527
                                                                                      ===========

         Collateral for the term loan and the operating line of credit discussed below includes a mortgage on all land and facilities, leases and rights, including the right to receive payments from Niagara Mohawk Power Corporation ("NMPC") pursuant to a Power Purchase Agreement ("PPA") with a 40-year term. The loan agreement contains various restrictive covenants including the maintenance of a minimum debt service coverage ratio.

         Minimum principal payments under the existing term loan agreement for the five years following December 31, 1999 and thereafter are as follows:

                  2000                    $ 1,940,351
                  2001                      2,116,746
                  2002                      2,257,863
                  2003                      2,434,258
                  2004                      2,628,293
               Thereafter                  16,687,016
                                          -----------
                                          $28,064,527
                                          ===========

         The Partnership also has a $2.5 million operating line of credit with the Toronto-Dominion Bank ("Bank") through March 7, 2001, which can be renewed each year through December 31, 2009. The Partnership had borrowings of $100,000 outstanding under this agreement at December 31, 1999. Borrowings under the agreement bear interest at LIBOR plus 1.875% (LIBOR was 6.44% at December 31, 1999).

         To provide some degree of protection against the potential impact of rising interest rates, effective February 3, 1995, the Partnership entered into an amortizing interest rate swap agreement with the Bank that expires December 31, 2004. This agreement effectively changes the Partnership's interest rate exposure on approximately 70% of the future floating rate term loan to a fixed rate. Under the agreement, each quarter the Partnership pays a fixed rate of 6.375% on the notional amount to the Bank (notional amount was $19,887,500 at December 31, 1999), and receives a variable rate from the Bank (6.18375% at December 31,1999). The net amount payable or receivable is recorded as interest expense. At December 31, 1999, the carrying amount of all debt obligations approximate their fair values, and the fair value of the interest rate swap agreement was $339,093, representing the amount the Partnership would receive if the agreement was terminated.

 3.      RELATED PARTY TRANSACTIONS:

         Fees to Adirondack Hydro Development Corporation ("Adirondack"), a limited partner, during 1999 were $375,000, of which $187,500 is included in accrued expenses at December 31, 1999.

         Included in accounts payable at December 31, 1999 is $18,070, payable to affiliated companies.

 4.      POWER PURCHASE AGREEMENT:

         The Partnership has entered into a 40-year power purchase agreement with NMPC, committing the parties to sell and buy, respectively, the output of the hydroelectric facility. The PPA establishes contract energy payment rates for each of the 40 years. The contract payment rate was $0.09182 per kilowatt hour at December 31, 1999. Revenue is recognized when the power is transmitted in accordance with the terms of the PPA.

         On August 1, 1996, NMPC submitted a proposal to nineteen Independent Power Producers ("IPPs") to restructure 44 of the IPPs' PPAs with NMPC concurrent with an internal restructuring of NMPC. Adirondack's projects, including the Partnership, made up seven of the 44 PPAs subject to NMPC's proposal. However, in June 1997, NMPC withdrew its proposal for all hydroelectric projects included in the original group of 44 PPAs. As of December 31, 1997, agreements had been reached with sixteen of the nineteen IPPs on the restructuring of 29 of the PPAs. As of March 20, 1998, the New York State Public Service Commission approved NMPC's restructuring plan. The plan included the restructuring of 29 PPAs which represent over 80% of NMPC's "out-of-market" PPAs.

         Adirondack initiated separate discussions with NMPC in November 1997 regarding the restructuring of its seven PPAs. Discussions are ongoing. A term sheet was signed for two of the seven PPAs (Warrensburg Hydro Power Limited Partnership and Sissonville Limited Partnership) in 1999. Adirondack management anticipates that a final settlement for the restructuring of the remaining PPAs will be reached in 2000.

5.       LEASES

         The Partnership leases the land upon which its hydroelectric facilities are situated from NMPC and the adjacent riverbed from the State of New York. These lease agreements extend through the end of the PPA with NMPC. Total rental expense in 1999 was $98,746.

SOUTH GLENS FALLS LIMITED PARTNERSHIP
BALANCE SHEET
SEPTEMBER 30, 2000 (UNAUDITED)
--------------------------------------------------------------------------------

Assets:
   Cash                                                              $    941,921

   Accounts receivable                                                    415,103

   Prepaid expenses and supplies                                          137,182
                                                                     ------------

           Total current assets                                         1,494,206

Property and equipment:
   Hydroelectric facilities                                            39,428,866
   Less accumulated depreciation                                       (6,078,074)
                                                                     ------------

     Property and equipment, net                                       33,350,792

Deferred financing costs                                                1,158,931
                                                                     ------------

           Total assets                                              $ 36,003,929
                                                                     ============

Liabilities and Equity:
   Accounts payable                                                  $      3,350
   Accrued expenses                                                       665,025

Term debt - Toronto Dominion                                           26,609,263
                                                                     ------------

           Total liabilities                                           27,277,638

Partners' equity                                                        8,726,291
                                                                     ------------

           Total liabilities and partners' equity                    $ 36,003,929
                                                                     ============

SOUTH GLENS FALLS LIMITED PARTNERSHIP
STATEMENTS OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED)
--------------------------------------------------------------------------------

                                                          2000              1999
                                                          ----              ----
Revenue:
   Electricity sales                                  $5,868,821         $4,172,908
                                                      ----------         ----------

Expenses:
   Operations                                            603,758            572,430
   Administrative and general                             99,634            138,568
   Depreciation/amortization                             837,691            841,350
   Taxes other than income                               123,931            118,752
                                                      ----------         ----------

           Total expenses                              1,665,014          1,671,100

Miscellaneous non-operating income                        38,977             24,230

Interest expense                                       1,682,637          1,717,396
                                                      ----------         ----------

Net earnings                                          $2,560,147         $  808,642
                                                      ==========         ==========

SOUTH GLENS FALLS LIMITED PARTNERSHIP
STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999 (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                                      2000               1999
                                                                                                      ----               ----
Cash flows from operating activities:
   Net earnings                                                                                    $ 2,560,147        $   808,642
                                                                                                   -----------        -----------

Adjustments to reconcile net earnings to cash provided by operating activities:
   Depreciation and amortization                                                                       837,691            841,350
   Changes in operating assets and liabilities:
      Accounts receivable                                                                              (26,866)            19,617
      Prepaid expenses and supplies                                                                     43,552             43,134
      Accounts payable                                                                                 (40,076)            (5,075)
      Accrued partner distribution payable                                                            (450,000)              --
      Accrued expenses                                                                                 295,867             32,081
                                                                                                   -----------        -----------

           Total adjustments                                                                           660,168            931,107
                                                                                                   -----------        -----------

           Cash provided by operating activities                                                     3,220,315          1,739,749
                                                                                                   -----------        -----------

Cash flows from financing activities:
   Repayment of operating loan                                                                        (100,000)              --
   Repayment of long-term debt                                                                      (1,455,264)        (1,508,181)
   Partner distributions                                                                              (800,000)          (200,000)
                                                                                                   -----------        -----------

          Cash used in financing activities                                                         (2,355,264)        (1,708,181)
                                                                                                   -----------        -----------

Net change in cash                                                                                     865,051             31,568

   Cash and cash equivalents, beginning of period                                                       76,870             18,527
                                                                                                   -----------        -----------

   Cash and cash equivalents, end of period                                                        $   941,921        $    50,095
                                                                                                   ===========        ===========

BLACK HILLS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

              UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         The Unaudited Pro Forma Consolidated Statements of Income of Black Hills Corporation (the Registrant) for the fiscal year ended December 31, 1999 and the nine-month period ended September 30, 2000, and the Unaudited Pro Forma Consolidated Balance Sheet of the Registrant as of September 30, 2000, have been prepared to illustrate the estimated effect of the Indeck Capital, Inc. (Indeck), Indeck North American Power Fund, L.P (INAPF), Indeck North American Power Partners, L.P (INAPP), Northern Electric Power Company, L.P (NEPCO), and South Glens Falls, L.P (SGF) transactions described in the Registrant's Form 8-K dated December 5, 2000 (collectively "the Transactions"). The Pro Forma Statements of Income give pro forma effect to the Transactions as if they had occurred on January 1, 1999. The Pro Forma Balance Sheet gives pro forma effect to the November 6, 2000 INAPF and INAPP transactions and the December 5, 2000 NEPCO and SGF transactions as if they had occurred on September 30, 2000. All Transactions effected September 30, 2000 or earlier, including the July 7, 2000 acquisition of Indeck and its subsidiaries, were reflected in the September 30, 2000 consolidated balance sheet of the Registrant.

         The accompanying pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the Transactions been in effect during the periods presented, or which may be reported in the future.

         The accompanying Unaudited Pro Forma Consolidated Financial Statements should be read in conjunction with the historical financial statements and related notes thereto for Indeck, INAPF, INAPP, NEPCO and SGF included elsewhere in this Amendment to Form 8-K.

BLACK HILLS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                                                               9/30/00
                                                                                COMPANY              9/30/00             9/30/00
                                                                              CONSOLIDATED            NEPCO                SGF
                                                                           ---------------      ------------       -------------
                           ASSETS
CURRENT ASSETS:
   Cash                                                                    $    12,102,000      $  2,382,160       $    941,921
   Securities available for sale                                                 3,493,000                --                 --
   Accounts receivable                                                         185,752,000         1,175,127            415,103
   Prepaid expenses and other                                                    6,570,000           233,558            137,182
   Inventory                                                                    13,816,000                --                 --
                                                                           ---------------      ------------       ------------
     Total current assets                                                      221,733,000         3,790,845          1,494,206
                                                                           ---------------      ------------       ------------
PROPERTY AND INVESTMENTS                                                       992,248,000        99,037,056         39,428,866
Less:  accumulated depreciation                                               (265,226,000)      (12,142,317)        (6,078,074)
                                                                           ---------------      ------------       ------------
     Net property and investments                                              727,022,000        86,894,739         33,350,792
                                                                           ---------------      ------------       ------------
OTHER ASSETS:
   Deferred financing costs, net                                                        --         3,965,082          1,158,931
   Goodwill                                                                     32,827,000                --                 --
   Regulatory assets                                                             3,944,000                --                 --
   Deferred tax assets                                                          18,095,000                --                 --
                                                                           ---------------      ------------       ------------
                                                                                54,866,000         3,965,082          1,158,931
                                                                           ---------------      ------------       ------------
           Total assets                                                    $ 1,003,621,000      $ 94,650,666       $ 36,003,929
                                                                           ===============      ============       ============

                   LIABILITIES AND EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                        $   161,712,000      $      1,707       $      3,349
   Accrued liabilities                                                          19,298,000         2,099,741            665,025
   Income tax payable                                                           10,438,000                --                 --
   Notes payable                                                               170,775,000                --                 --
   Current maturities on L-T debt                                                7,052,000                --                 --
                                                                           ---------------      ------------       ------------
     Total current liabilities                                                 369,275,000         2,101,448            668,374
                                                                           ---------------      ------------       ------------
LONG TERM LIABILITIES:
   Other                                                                        12,583,000                --                 --
   Regulatory liability                                                          4,796,000                --                 --
   Reclamation costs                                                            17,792,000                --                 --
   Investment tax credits                                                        2,653,000                --                 --
   Deferred income tax liability                                                75,056,000                --                 --
   Long-term debt (net of current)                                             214,714,000        75,101,885         26,609,264
   Minority interest                                                            35,463,000                --                 --
                                                                           ---------------      ------------       ------------
     Total long term liabilities                                               363,057,000        75,101,885         26,609,264
                                                                           ---------------      ------------       ------------
     Total liabilities                                                         732,332,000        77,203,333         27,277,638
STOCKHOLDERS' EQUITY:
   Common stock                                                                 23,294,000                --                 --
   Preferred stock                                                               4,000,000                --                 --
   Partners' equity                                                                     --        17,447,333          8,726,291
   Additional paid in capital                                                   73,276,000                --                 --
   Retained earnings                                                           177,610,000                --                 --
   Treasury stock                                                               (7,460,000)               --                 --
   Accumulated other comp. income                                                  569,000                --                 --
                                                                           ---------------      ------------       ------------
     Total stockholders' equity                                                271,289,000        17,447,333          8,726,291
                                                                           ---------------      ------------       ------------

           Total liabilities and equity                                    $ 1,003,621,000      $ 94,650,666       $ 36,003,929
                                                                           ===============      ============       ============


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

BLACK HILLS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET, CONTINUED
SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

                                                                                                 9/30/00
                                                                                                PRO FORMA
                                                                           PRO FORMA            COMPANY
                                                                          ADJUSTMENTS         CONSOLIDATED
                           ASSETS
CURRENT ASSETS:
   Cash                                                                   $         --         $    15,426,081
   Securities available for sale                                                    --               3,493,000
   Accounts receivable                                                              --             187,342,230
   Prepaid expenses and other                                                       --               6,940,740
   Inventory                                                                        --              13,816,000
                                                                          ------------         ---------------
     Total current assets                                                           --             227,018,051
                                                                          ------------         ---------------
PROPERTY AND INVESTMENTS                                (b), (d)           (11,521,209)          1,119,192,713
Less:  accumulated depreciation                                                     --            (283,446,391)
                                                                          ------------         ---------------
     Net property and investments                                          (11,521,209)            835,746,322
                                                                          ------------         ---------------
OTHER ASSETS:
   Deferred financing costs, net                                                    --               5,124,013
   Goodwill                                             (a), (e)            (4,104,930)             28,722,070
   Regulatory assets                                                                --               3,944,000
   Deferred tax assets                                    (e)                2,804,930              20,899,930
                                                                          ------------         ---------------
                                                                            (1,300,000)             58,690,013
                                                                          ------------         ---------------
           Total assets                                                   $(12,821,209)        $ 1,121,454,386
                                                                          ============         ===============

                   LIABILITIES AND EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                       $         --         $   161,717,056
   Accrued liabilities                                                              --              22,062,766
   Income tax payable                                                               --              10,438,000
   Notes payable                                        (a), (b)             6,900,000             177,675,000
   Current maturities on L-T debt                                                   --               7,052,000
                                                                          ------------         ---------------
     Total current liabilities                                               6,900,000             378,944,822
                                                                          ------------         ---------------
LONG TERM LIABILITIES:
   Other                                                                            --              12,583,000
   Regulatory liability                                                             --               4,796,000
   Reclamation costs                                                                --              17,792,000
   Investment tax credits                                                           --               2,653,000
   Deferred income tax liability                                                    --              75,056,000
   Long-term debt (net of current)                                                  --             316,425,149
   Minority interest                                    (a), (c)             6,452,415              41,915,415
                                                                          ------------         ---------------
     Total long term liabilities                                             6,452,415             471,220,564
                                                                          ------------         ---------------
     Total liabilities                                                      13,352,415             850,165,386
STOCKHOLDERS' EQUITY:
   Common stock                                                                     --              23,294,000
   Preferred stock                                                                  --               4,000,000
   Partners' equity                                  (b), (c), (d)         (26,173,624)                     --
   Additional paid in capital                                                       --              73,276,000
   Retained earnings                                                                --             177,610,000
   Treasury stock                                                                   --              (7,460,000)
   Accumulated other comp. income                                                   --                 569,000
                                                                          ------------         ---------------
     Total stockholders' equity                                            (26,173,624)            271,289,000
                                                                          ------------         ---------------

           Total liabilities and equity                                   $(12,821,209)        $ 1,121,454,386
                                                                          ============         ===============

BLACK HILLS CORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

            NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

NOTE 1:
         The September 30, 2000 balance sheets of Indeck, INAPF and INAPP were consolidated into the Registrant's September 30, 2000 consolidated balance sheet and therefore are not stated separately on the September 30, 2000 Unaudited Pro Forma Consolidated Balance Sheet.


NOTE 2:
         The following is a description of each of the pro forma adjustments:

         (a) November 6, 2000 acquisition of additional partnership interest in INAPF and INAPP for $2.7 million, funded through the Registrant's subsidiaries' revolving credit facility. Minority interest was decreased by the $4.0 million of underlying partnership equity and goodwill was reduced by the $1.3 million difference.
         (b) December 5, 2000 acquisition of additional partnership interest in NEPCO and SGF for $4.2 million, funded through the Registrant's subsidiaries' revolving credit facility. Partners' equity was decreased by the $11.2 million of underlying equity acquired and fixed assets were reduced by the $7 million difference.
         (c) To record the $10.5 million pro forma minority interest in the equity of NEPCO and SGF.
         (d) Elimination of NEPCO and SGF partnership equity for consolidation.
         (e)      Deferred taxes related to adjustment (b).

BLACK HILLS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999

-----------------------------------------------------------------------------------------------------------------------------------
                                                             12/31/99            YTD THRU            YTD THRU            YTD THRU
                                                             COMPANY             12/31/99            12/31/99            12/31/99
                                                           CONSOLIDATED           INDECK              INAPF                INAPP
Revenues:
   Operating revenues                                     $ 791,875,000        $  6,859,863        $ 11,096,540        $  2,529,062
   Equity in income of unconsolidated affiliates                   --             3,600,448           5,646,342              43,088
                                                          -------------        ------------        ------------        ------------
           Total revenues                                   791,875,000          10,460,311          16,742,882           2,572,150
                                                          -------------        ------------        ------------        ------------
Operating expenses:
   Fuel and purchased power expense                         637,302,000                --                  --                  --
   Operations and maintenance                                36,463,000             659,085          11,819,558                --
   Administrative and general                                18,272,000           8,521,719           2,722,838           3,088,000
   Depreciation, depletion and amortization                  25,067,000             611,747                --                  --
   Taxes other than income                                   12,880,000             347,949                --                  --
                                                          -------------        ------------        ------------        ------------
           Total operating expenses                         729,984,000          10,140,500          14,542,396           3,088,000
                                                          -------------        ------------        ------------        ------------
Income from operations                                       61,891,000             319,811           2,200,486            (515,850)

Other income/(expenses)
   Other income                                               2,811,000             631,438                --                  --
   Interest income                                            3,614,000             746,821                --                  --
   Interest expense                                         (15,460,000)         (4,582,988)               --                  --
                                                          -------------        ------------        ------------        ------------
           Total other income/(expenses)                     (9,035,000)         (3,204,729)               --                  --
                                                          -------------        ------------        ------------        ------------
Income/(loss) before income taxes and minority
 interest                                                    52,856,000          (2,884,918)          2,200,486            (515,850)
   Minority interest                                               --                  --               (44,982)               --
   Income tax (expense) benefit                             (15,789,000)            867,556                --                  --
                                                          -------------        ------------        ------------        ------------
Net income (loss)                                            37,067,000          (2,017,362)          2,155,504            (515,850)

Preferred stock dividends                                          --                  --                  --                  --
                                                          -------------        ------------        ------------        ------------
Net income (loss) available for common stock              $  37,067,000        $ (2,017,362)       $  2,155,504        $   (515,850)
                                                          =============        ============        ============        ============

Earnings per share:  basic                                $       1.73
                                                          ============
Earnings per share:  diluted                              $       1.73
                                                          ============
Weighted average common share outstanding:  Basic
                                                            21,445,000
Weighted average common share outstanding:  Diluted
                                                            21,482,000

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                                       94

BLACK HILLS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999

----------------------------------------------------------------------------------------------------------------------------
                                                       YTD THRU        YTD THRU                                       YTD
                                                       12/31/99        12/31/99                                    PRO FORMA
                                                        NEPCO             SGF                   ADJUSTMENTS        12/31/99
Revenues:
   Operating revenues                                $ 14,557,815      $ 5,372,443            $      --        $832,290,723
   Equity in income of unconsolidated affiliates             --               --     (a)        (689,170)         8,600,708
                                                     ------------      -----------           -----------      -------------
           Total revenues                              14,557,815        5,372,443              (689,170)       840,891,431
                                                     ------------      -----------           -----------      -------------
Operating expenses:
   Fuel and purchased power expense                          --               --                    --          637,302,000
   Operations and maintenance                           1,603,772          772,961                  --           51,318,376
   Administrative and general                             328,108          188,239                  --           33,120,904
   Depreciation, depletion and amortization             2,891,003        1,121,800   (c)       1,868,028         31,559,578
   Taxes other than income                                304,549          158,350                  --           13,690,848
                                                     ------------      -----------           -----------      -------------
           Total operating expenses                     5,127,432        2,241,350             1,868,028        766,991,706
                                                     ------------      -----------           -----------      -------------
Income from operations                                  9,430,383        3,131,093            (2,557,198)        73,899,725

Other income/(expenses)
   Other income                                            72,725           29,031                  --            3,544,194
   Interest income                                           --               --     (d)        (100,901)         4,259,920
   Interest expense                                    (7,794,331)      (2,280,426)  (d)         100,901        (30,016,844)
                                                     ------------      -----------           -----------      -------------
           Total other income/(expenses)               (7,721,606)      (2,251,395)                 --          (22,212,730)
                                                     ------------      -----------           -----------      -------------
Income/(loss) before income taxes and
 minority interest                                      1,708,777          879,698            (2,557,198)        51,686,995
   Minority interest                                         --               --     (b)      (2,024,696)        (2,069,678)
   Income tax (expense) benefit                              --               --     (e)        (226,966)       (15,148,410)
                                                     ------------      -----------           -----------      -------------
Net income (loss)                                       1,708,777          879,698            (4,808,860)        34,468,907

Preferred stock dividends                                    --               --     (g)        (158,857)          (158,857)
                                                     ------------      -----------           -----------      -------------
Net income (loss) available for common stock         $  1,708,777      $   879,698           $(4,967,717)     $  34,310,050
                                                     ============      ===========           ===========      =============
Earnings per share:  basic                                                                                            $1.49
                                                                                                              =============
Earnings per share:  diluted                                                                                          $1.49
                                                                                                              =============

Weighted average common share outstanding:
Basic                                                                                (f)       1,537,000         22,982,000
Weighted average common share outstanding:
Diluted                                                                              (f), (h)  1,651,286         23,133,286

BLACK HILLS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

------------------------------------------------------------------------------------------------------------------------
                                                         9/30/00           YTD THRU          YTD THRU         YTD THRU
                                                         COMPANY            6/30/00          6/30/00           6/30/00
                                                       CONSOLIDATED         INDECK            INAPF             INAPP
Revenues:
   Operating revenues                                 $ 1,038,191,000      $  7,350,997      $ 2,102,534      $   896,154
   Equity in income of unconsolidated affiliates                 --           4,642,511        4,230,591           41,784
                                                      ---------------      ------------      -----------      -----------
           Total revenues                               1,038,191,000        11,993,508        6,333,125          937,938
                                                      ---------------      ------------      -----------      -----------
Operating expenses:
   Fuel and purchased power expense                       878,660,000              --               --               --
   Operations and maintenance                              31,483,000         3,828,248        2,045,404             --
   Administrative and general                              20,231,000         2,606,313          950,337          909,583
   Depreciation, depletion and amortization                22,465,000           279,841             --               --
   Taxes other than income                                 10,678,000           230,274             --               --
                                                      ---------------      ------------      -----------      -----------
           Total operating expenses                       963,517,000         6,944,676        2,995,741          909,583
                                                      ---------------      ------------      -----------      -----------
Income from operations                                     74,674,000         5,048,832        3,337,384           28,355

Other income/(expenses)
   Other, net                                                (524,000)           35,131             --               --
   Interest income                                          5,685,000            72,446             --               --
   Interest expense                                       (19,886,000)       (3,018,917)            --               --
                                                      ---------------      ------------      -----------      -----------
           Total other income/(expenses)                  (14,725,000)       (2,911,340)            --               --
                                                      ---------------      ------------      -----------      -----------
Income/(loss) before income taxes and minority
 interest                                                  59,949,000         2,137,492        3,337,384           28,355
   Minority interest                                      (10,211,000)           (6,381)         (42,733)            --
   Income tax (expense) benefit                           (16,294,000)         (880,540)            --               --
                                                      ---------------      ------------      -----------      -----------
Net income (loss)                                          33,444,000         1,250,571        3,294,651           28,355

Preferred stock dividends                                     (37,000)             --               --               --
                                                      ---------------      ------------      -----------      -----------
Net income (loss) available for common stock          $    33,407,000      $  1,250,571      $ 3,294,651      $    28,355
                                                      ===============      ============      ===========      ===========

Earnings per share:  basic                            $      1.53
                                                      ===========
Earnings per share:  diluted                          $      1.52
                                                      ===========

Weighted average common share outstanding:
Basic                                                  21,872,000
Weighted average common share outstanding:
Diluted                                                21,977,000

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                                       96

BLACK HILLS CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000

------------------------------------------------------------------------------------------------------------------------
                                                       YTD THRU        YTD THRU                                     YTD
                                                       9/30/00          9/30/00                                  PRO FORMA
                                                        NEPCO             SGF                 ADJUSTMENTS         9/30/00
Revenues:
   Operating revenues                                $ 16,504,955      $ 5,868,820            $          --        $ 1,070,914,460
   Equity in income of unconsolidated affiliates             --               --      (a)          (2,558,303)           6,356,583
                                                     ------------      -----------            ---------------      ---------------
           Total revenues                              16,504,955        5,868,820                 (2,558,303)       1,077,271,043
                                                     ------------      -----------            ---------------      ---------------

Operating expenses:
   Fuel and purchased power expense                          --               --                         --            878,660,000
   Operations and maintenance                           1,228,632          501,830                       --             39,087,114
   Administrative and general                             363,017          201,561                       --             25,261,811
   Depreciation, depletion and amortization             2,152,531          837,691    (c)           1,401,021           27,136,084
   Taxes other than income                                348,954          123,931                       --             11,381,159
                                                     ------------      -----------            ---------------      ---------------
           Total operating expenses                     4,093,134        1,665,013                  1,401,021          981,526,168
                                                     ------------      -----------            ---------------      ---------------
Income from operations                                 12,411,821        4,203,807                 (3,959,324)          95,744,875

Other income/(expenses)
   Other, net                                             100,554           38,977                       --               (349,338)
   Interest income                                           --               --      (d)          (2,922,040)           2,835,406
   Interest expense                                    (5,734,167)      (1,682,637)   (d)           2,922,040          (27,399,681)
                                                     ------------      -----------            ---------------      ---------------
           Total other income/(expenses)               (5,633,613)      (1,643,660)                      --            (24,913,613)
                                                     ------------      -----------            ---------------      ---------------
Income/(loss) before income taxes and
 minority interest                                      6,778,208        2,560,147                 (3,959,324)          70,831,262
   Minority interest                                         --               --      (b)          (2,695,884)         (12,955,998)
   Income tax (expense) benefit                              --               --      (e)          (2,678,815)         (19,853,355)
                                                     ------------      -----------            ---------------      ---------------
Net income (loss)                                       6,778,208        2,560,147                 (9,334,023)          38,021,909

Preferred stock dividends                                    --               --      (g)             (85,571)            (122,571)
                                                     ------------      -----------            ---------------      ---------------
Net income (loss) available for common stock         $  6,778,208      $ 2,560,147            $    (9,419,594)     $    37,899,338
                                                     ============      ===========            ===============      ===============

Earnings per share:  basic                                                                                                   $1.65
                                                                                                                   ===============
Earnings per share:  diluted                                                                                                 $1.65
                                                                                                                   ===============
Weighted average common share outstanding:
Basic                                                                                 (f)           1,054,584           22,926,584
Weighted average common share outstanding:
Diluted                                                                            (f), (h)         1,132,999           23,109,999

BLACK HILLS CORPORATION AND SUBSIDIARIES
NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE NINE MONTHS ENDED
SEPTEMBER 30, 2000
-------------------------------------------------------------------------------

       NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

NOTE 1:
         For the purpose of the Pro Forma Consolidated Statement of Income for the nine month period ended September 30, 2000, Statements of Income for the six month period ended June 30, 2000 have been included for Indeck, INAPF and INAPP. The six month period for these companies combined with their results of operations for the quarter ended September 30, 2000, as consolidated into the Registrant's September 30, 2000 Consolidated Income Statement, give effect to the nine month period ended September 30, 2000 for pro forma presentation.

NOTE 2:
         The following is a description of each of the pro forma adjustments:

         (a) Eliminate the earnings in INAPF, INAPP, NEPCO and SGF recorded under the equity method of accounting by Indeck.
         (b)      Adjust the minority interest in earnings on a pro forma basis.
         (c) Excess depreciation and amortization taken over lives ranging from 8 to 25 years resulting from fair value adjustments and goodwill related to allocations made under the purchase method of accounting. The purchase accounting allocations are subject to change, generally within one year of the acquisition date.
         (d) Elimination of interest on loans between the Registrant and Indeck.
         (e)      Related tax effect of adjustments (a), (b), (c).
         (f) Additional weighted-average shares outstanding for common stock issued in the Indeck acquisition.
         (g) Additional preferred stock dividends on the shares issued in the Indeck acquisition.
         (h) Effect on the diluted weighted average shares for the conversion of preferred shares issued in the Indeck acquisition.


                                      98